Exhibit 10.3

Execution Version

CONTRATO DE NOVACIÓN Y REEXPRESIÓN DE CONTRATO DE ARRENDAMIENTO (EL “CONTRATO”) QUE CELEBRAN POR UNA PARTE FABRICACIONES Y SERVICIOS DE MÉXICO, S.A. DE C.V., REPRESENTADA POR EL SEÑOR ALEJANDRO GIL BENAVIDES, EN SU CARÁCTER DE REPRESENTANTE LEGAL DE DICHA SOCIEDAD (INDISTINTAMENTE EL “ARRENDADOR” O LA “ARRENDADORA”), Y FCA-FASEMEX, S. DE R.L. DE C.V., REPRESENTADA POR EL SEÑOR JAMES R. MEYER, EN SU CARÁCTER DE REPRESENTANTE LEGAL DE DICHA SOCIEDAD (INDISTINTAMENTE EL “ARRENDATARIO” O LA “ARRENDATARIA”), AMBAS PARTES CON CAPACIDAD LEGAL PARA OBLIGARSE EN LOS TÉRMINOS DE ESTE CONTRATO, CON LA COMPARECENCIA DE LOS SRES. JESUS SALVADOR GIL BENAVIDES, ALEJANDRO GIL BENAVIDES Y SALVADOR GIL BENAVIDES COMO COPROPIETARIOS Y ARRENDADORES DEL SEGUNDO TERRENO (COMO DICHO TÉRMINO SE DEFINE MÁS ADELANTE), DE CONFORMIDAD CON LAS SIGUIENTES DECLARACIONES Y CLÁUSULAS:

NOVATION AGREEMENT AND RESTATED LEASE AGREEMENT (THE “AGREEMENT”) ENTERED INTO BY AND BETWEEN FABRICACIONES Y SERVICIOS DE MÉXICO, S.A. DE C.V., REPRESENTED HEREIN BY MR. ALEJANDRO GIL BENAVIDES, IN HIS CAPACITY AS LEGAL REPRESENTATIVE OF SUCH ENTITY (THE “LESSOR”), AND FCA-FASEMEX, S. DE R.L. DE C.V., REPRESENTED HEREIN BY MR. JAMES R. MEYER, IN HIS CAPACITY AS LEGAL REPRESENTATIVE OF SUCH ENTITY (THE “LESSEE”), BOTH PARTIES WITH LEGAL CAPACITY TO BE BOUND PURSUANT TO THE TERMS SET FORTH IN THIS AGREEMENT, WITH THE APPEARANCE OF MESSRS. JESÚS SALVADOR GIL BENAVIDES, ALEJANDRO GIL BENAVIDES AND SALVADOR GIL BENAVIDES AS CO-OWNERS AND LESSORS OF THE SECOND PLOT (AS SUCH TERM IS DEFINED BELOW), PURSUANT TO THE FOLLOWING RECITALS, REPRESENTATIONS AND CLAUSES:

A N T E C E D E N T E S:	W I T N E S S E T H:

I. Con fecha 13 de septiembre de 2019 (la “Fecha del Primer Contrato de Arrendamiento”), el Arrendador y el Arrendatario celebraron un contrato de arrendamiento, por medio del cual el Arrendador dio en Arrendamiento a la Arrendataria la Propiedad Arrendada (el “Contrato de Arrendamiento”).

I. On September 13, 2019 (the “First Lease Date”), Lessor and Lessee entered into a lease agreement, by means of which Lessor leased in favor of Lessee the Leased Property (the “Lease Agreement).

II. Con fecha 27 de abril de 2020, el Arrendador y el Arrendatario celebraron el primer convenio modificatorio al Contrato de Arrendamiento, con el objeto de aclarar su intención original en relación a la definición de Propiedad Arrendada y la superficie de los terrenos y el edificio que la comprenden.

II. On April 27, 2020, Lessor and Lessee entered into the first amendment of the Lease Agreement, in order to clarify its original intention as to the definition of Leased Property, and the surface of the plots and building that comprehend it.

D E C L A R A C I O N E S:	R E P R E S E N T A T I O N S:
I. El Arrendador declara, a través de su representante legal, lo siguiente:	I. Lessor hereby represents, through its legal representative, that:

A.       Que es una sociedad anónima de capital variable, legalmente constituida en México, según consta en la escritura pública número 93, de fecha 15 de marzo de 1996, otorgada ante la fe del licenciado Rafael Treviño Garza, notario público número 2, con ejercicio en la ciudad de Monclova, Coahuila e inscrita en el Registro Público de la Propiedad de Monclova, Coahuila, bajo el número de partida 3245, folio número 670, libro 51-3º, con fecha 22 de abril de 1996.

A.       It is a variable stock corporation (sociedad anónima de capital variable), legally incorporated in Mexico, as shown in public deed number 93, dated March 15, 1996, granted before Mr. Rafael Treviño Garza, notary public number 2, with authority in the city of Monclova Coahuila and recorded before the Public Registry of Property of Monclova, Coahuila, under “partida” number 3245, folio number 670, book 51-3º on April 22, 1996.

B.        Que su representante legal goza de las facultades necesarias para la celebración de este Contrato, sin que las mismas le hayan sido limitadas o modificadas de forma alguna, según consta en el poder general para actos de administración, otorgado mediante la escritura pública número 107, de fecha 28 de septiembre de 2004, otorgada ante la fe del licenciado Alejandro Coronado Rodríguez, notario público número 1, en ejercicio en la ciudad de Monclova, Coahuila.

B.       Its legal representative has the necessary authority to enter into and execute this Agreement, and that such authority has not been limited or modified in any manner whatsoever, as shown in the general power of attorney for acts of administration, granted by means of public deed number 107, dated September 28, 2004, granted before Mr. Alejandro Coronado Rodríguez, notary public number 1, with authority in the city of Monclova, Coahuila.

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C. Que (a) es propietario de un predio identificado como fracción 2, con una superficie de 212,793 m2 (doscientos doce mil setecientos noventa y tres metros cuadrados), con domicilio en Tepic 1100, Colonia California, Coahuila, México, C.P. 25870 según consta en la escritura pública número 464, de fecha 12 de junio de 2015 otorgada ante la fe del licenciado Jesús Gilberto Saracho Navarro, notario público número 23 de Monclova, Coahuila, registrada bajo el Folio 107920, libro 1080, sección I, ante el Registro Público de la Propiedad de Monclova, Coahuila (b) mediante el Contrato de Arrendamiento y su convenio modificatorio dio en arrendamiento al Arrendatario, entre otros inmuebles, un terreno que forma parte del inmueble descrito en el inciso (a) que antecede con superficie de 95,072 m2 (noventa y cinco mil setenta y dos metros cuadrados) (el “Primer Terreno”) mismo que se identifica en el plano adjunto al presente Contrato como Anexo “A”, (c) en virtud de cierto contrato de arrendamiento (el “Contrato de Arrendamiento Gil”) es poseedor y tiene autorización de subarrendar un predio identificado como fracción 3, con una superficie de 212,793 m2 (doscientos doce mil setecientos noventa y tres metros cuadrados), con domicilio en Tepic 1100, Colonia California, Coahuila, México, C.P. 25870, según consta (i) en la escritura pública número 1,157, de fecha 14 de diciembre de 2018, otorgada ante la fe del licenciado Jesús Gilberto Saracho Navarro, notario público número 23, con ejercicio en la ciudad de Monclova, Coahuila e inscrita ante el Registro Público de la Propiedad de Monclova, Coahuila bajo el folio número 107907, libro1080, sección I, y (ii) en el Contrato de Arrendamiento Gil, y (d) mediante el Contrato de Arrendamiento y su convenio modificatorio subarrendó al Arrendatario, entre otros inmuebles, un terreno que forma parte del inmueble descrito en el inciso (c) que antecede con superficie de 69,572 m2 (sesenta y nueve mil quinientos setenta y dos metros cuadrados) (el “Segundo Terreno”) mismo que se identifica en el plano adjunto al presente Contrato como Anexo “B”.

C.       It is (a) the owner of a plot of land identified as fraction 2, with a surface of 212,793 m2 (two hundred and twelve thousand seven hundred ninety three square meters), located at Tepic 1100, Colonia California, Coahuila, México, C.P. 25870, pursuant to public deed number 464, dated June 12, 2015, granted before Mr. Jesús Gilberto Saracho Navarro, Notary Public Number 23 in Monclova, Coahuila, registered under Folio 107920, Book 1080, Section I before the Public Registry of the Property in Monclova, Coahuila, (b) through Lease Agreement and its amendment agreement it leased to Lessee, among other properties, a plot of land that is part of the property described in the preceding paragraph (a), with a surface of 95,072 m2 (ninety five thousand seventy two square meters) (the “First Plot”) which is identified on the blueprint attached to this Agreement as Exhibit “A”, (c) by virtue of a certain lease agreement (the “Gil Lease Agreement”), it is the legal possessor and is authorized to sublease a plot of land identified as fraction 3, with a surface of 212,793 m2 (two hundred and twelve thousand seven hundred ninety three square meters), located at Tepic 1100, Colonia California, Coahuila, México, C.P. 25870, as shown (i) in public deed number 1,157, dated December 14, 2018, granted before Mr. Jesús Gilberto Saracho Navarro, notary public number 23, with authority in the city of Monclova, Coahuila and recorded before the Public Registry of Property of Monclova, Coahuila, under folio number 107907, book 1080, section I, and (ii) in the Gil Lease Agreement, and (d) through Lease Agreement and its amendment agreement it sublet to Lessee, among other properties, a plot of land that is part of the property described in the preceding paragraph (c), with a surface of 69,572 m2 (sixty nine thousand five hundred seventy two square meters) (the “Second Plot”) which is identified on the blueprint attached to this Agreement as Exhibit “B”.

D. (a) Es propietario del edificio construido sobre el Primer Terreno y el Segundo Terreno, con una superficie actual aproximada de 28,060.12 m2 (veinte mil ciento sesenta) metros cuadrados equivalente a 302,036.60 ft2 (trescientos dos mil treinta y seis punto sesenta pies cuadrados), con domicilio en Tepic 1100, Colonia California, Coahuila, México, C.P. 25870, dicho edificio identifica en el plano adjunto al presente Contrato como Anexo “C” (el “Edificio”) y (b) mediante el Contrato de Arrendamiento y su convenio modificatorio dio en arrendamiento al Arrendatario, entre otros inmuebles, el Edificio. El Edificio, el Primer Terreno y el Segundo Terreno se denominarán conjuntamente en el presente como la “Propiedad Arrendada”.

D.        (a) It owns the building built on the First Plot and the Second Plot, with a current surface of approximately 28,060.12 m2 (twenty eight thousand and sixty point twelve) square meters equivalent to 302,036.60 ft2 (three hundred two thousand and thirty six point sixty square feet), located at Tepic 1100, Colonia California, Coahuila, México, C.P. 25870, such building is identified on the blueprint attached to this Agreement as Exhibit “C” (the “Building”) and (b) through the Lease Agreement and its amendment agreement it leased to Lessee the Building, among other properties. The Building, the First Plot and the Second Plot shall be jointly referred hereto as the “Leased Property”.

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E.       Que la Propiedad Arrendada se encuentra libre de gravámenes, cargas, afectaciones o limitaciones de posesión o dominio de cualquier tipo, y al corriente en el pago de todas las contribuciones gubernamentales que le son aplicables.

E.       The Leased Property is free from any liens, encumbrances, affectations or limitations of possession or domain of any kind, and is current in the payment of all applicable governmental contributions.

F. Que está registrada ante la Secretaria de Hacienda y Crédito Público, con el Registro Federal de Contribuyentes número FSM960315HU0.	F. It is registered before the Ministry of Finance and Public Credit, with a taxpayer ID number FSM960315HU0.
G. Tiene el derecho de subarrendar el Segundo Terreno, bajo los términos y condiciones establecidos en el presente instrumento.	G. It has the right to sublease the Second Plot under the terms and conditions set forth in this instrument.
H. La Propiedad Arrendada tiene un uso de suelo autorizado para fines industriales, de conformidad con las normas aplicables en Colonia California, Estado de Coahuila de Zaragoza.	H. The Leased Property has an authorized use of land for industrial purposes in accordance with the applicable regulations in Colonia California, State of Coahuila de Zaragoza.

I.        Que la veracidad y exactitud de las declaraciones del Arrendatario contenidas en el capítulo de Declaraciones de este Contrato es uno de sus motivos determinantes para la celebración de este Contrato.

I. That the truthfulness and accuracy of the representations by Lessee, contained in the Representations section of this Agreement is one of its fundamental motives to enter into this Agreement.
II. Declara el Arrendatario, a través de su representante legal, lo siguiente:	II. Lessee hereby represents, through its legal representative, that:

A. Que es una sociedad anónima de capital variable, legalmente constituida en México, según consta en la escritura pública número 31,100, de fecha 13 de septiembre de 2019, otorgada ante la fe del licenciado Emilio Cárdenas Estrada, notario público número 3, con ejercicio en la ciudad de Monterrey, Nuevo León, e inscrita en el Registro Público de Comercio de la Ciudad de México, bajo el folio número N-2019075492, con fecha 20 de septiembre de 2019.

A.       It is a variable stock corporation (sociedad anónima de capital variable), legally incorporated in Mexico, as shown in public deed number 31,100, dated September 13, 2019, granted before Mr. Emilio Cárdenas Estrada, notary public number 3, with authority in the city of Monterrey, Nuevo León, and recorded before the Public Registry of Commerce of México City, under folio number N-2019075492, on September 20, 2019.

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B. Que su representante legal goza de las facultades necesarias para la celebración de este Contrato, sin que las mismas le hayan sido limitadas o modificadas de forma alguna.	B. Its legal representative has the necessary authority to enter into and execute this Agreement, and that such authority has not been limited or amended in any manner whatsoever.
C. Que para cumplir con su objeto social desea que el Arrendador le arriende la Propiedad Arrendada en los términos de este Contrato.	C. In order to comply with its corporate purpose, it wishes for Lessor to lease the Leased Property pursuant to the terms hereof.
D. Los recursos con los que hará frente a sus obligaciones derivadas del presente Contrato provienen de fuentes lícitas conforme a lo establecido en la Ley Nacional de Extinción de Dominio y en los artículos 17 y 18 de la Ley Federal para la Prevención e Identificación de Operaciones con Recursos de Procedencia Ilícita.

D.       The resources with which it shall pay for its obligations arising out of this Agreement come from licit sources pursuant to the provisions set forth in the National Law for Extinction of Domain and articles 17 and 18 of the Federal Law for the Prevention and Identification of Operations with Resources from Illicit Origin.

E. Que está registrada ante la Secretaria de Hacienda y Crédito Público, con el Registro Federal de Contribuyentes número FCA190913BC9.	E. It is registered before the Ministry of Finance and Public Credit, with a taxpayer ID number FCA190913BC9.
F. Conoce y ha revisado la Propiedad Arrendada y es su voluntad tomarla en arrendamiento de conformidad con los términos y condiciones del presente Contrato.	F. It knows and it has inspected the Leased Property and it agrees to lease it pursuant to the terms and conditions set forth in this Agreement.

G.        Que la veracidad y exactitud de las declaraciones del Arrendador contenidas en el capítulo de Declaraciones de este Contrato es uno de sus motivos determinantes para la celebración de este Contrato.

G. That the truthfulness and accuracy of the representations by Lessor, contained in the Representations section of this Agreement is one of its fundamental motives to enter into this Agreement.
III. Declaran las partes, a través de sus representantes legales, lo siguiente:	III. The parties hereby represent, through their legal representatives, the following:
A. Que es condición esencial y uno de los motivos determinantes de la voluntad de las partes al celebrar el presente Contrato que la Renta se denomine en Dólares.	A. That it is a condition precedent and one of the fundamental motives for the parties to enter into and execute this Agreement, for the Rent to be payable in Dollars.

B. Que reconocen que, no obstante, el hecho de que la Renta se denomina y expresa en Dólares, conforme al artículo 8 de la Ley Monetaria de los Estados Unidos Mexicanos, el Arrendatario podrá liberarse de su obligación de pago de la Renta entregando al Arrendador (o a quién sus derechos represente) el equivalente en Pesos al Tipo de Cambio.

B.       That they acknowledge that, notwithstanding the fact that the Rent is denominated and expressed in Dollars, pursuant to article 8 of the Monetary Law of the United Mexican States, Lessee may be released from its obligation to pay the Rent by delivering Lessor (or to whom may represent its rights) the equivalent in Pesos at the Exchange Rate.

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C. Que expresamente reconocen que existe novación de contrato, en virtud de que los acuerdos pactados en este Contrato alteran substancialmente el Contrato de Arrendamiento y su convenio modificatorio, y porque las obligaciones pactadas en el presente instrumento sustituyen las pactadas anteriormente en el mencionado Contrato de Arrendamiento y su convenio modificatorio.

D. Que expresamente reconocen que en virtud de la novación se extinguen las obligaciones principales del Contrato de Arrendamiento y su convenio modificatorio; en el entendido que ninguna de las partes hace reserva expresa para impedir la extinción de las obligaciones accesorias del Contrato de Arrendamiento y su convenio modificatorio.

E. Que reconocen que es condición esencial y uno de los motivos determinantes de la voluntad de las partes al celebrar el presente Contrato, la capacidad del Arrendatario para dar cumplimiento a sus obligaciones conforme a este Contrato y que el Garante firma y otorga la Garantía en favor del Arrendador.

C. That they expressly acknowledge that there is a novation of agreement, since the terms entered into in this Agreement substantially modify the Lease Agreement and its amendment agreement, and because the obligations entered into in this Agreement replace those agreed to previously in the aforementioned Lease Agreement and its amendment agreement.

D. That they expressly acknowledge that by virtue of the novation the main obligations of the Lease Agreement and its amendment agreement are extinguished; provided however that none of the parties makes an expressed reservation to prevent the extinction of the ancillary obligations of the Lease Agreement and its amendment agreement.

E.        That they acknowledge that it is a condition precedent and one of the fundamental motives for the parties to enter into and execute this Agreement, the capacity of Lessee to fulfill its obligations hereunder and that Guarantor signs and delivers the Guaranty in favor of Lessor.

C L A U S U L A S:	C L A U S E S:
Cláusula 1. Definiciones.	Clause 1. Definitions.
Los términos definidos que se utilizan con mayúscula inicial en este Contrato, tienen el significado que se les atribuye a continuación:	The defined terms used with initial capital letter in this Agreement, shall have the meaning ascribed to them below:
“Acciones de Remediación” significa todas las acciones y conjunto de medidas necesarias para cumplir con las Leyes, mismas que pueden contemplar (sujeto a que la Ley lo requiera) en (a) eliminar, reducir, limpiar, remover, tratar, restaurar, contener, abatir, cubrir o de cualquier otra forma ajustar el volumen o cantidad de contaminantes ya sean Materiales Peligrosos, residuos peligrosos o cualesquier otras sustancias contaminantes que hubieran sido liberados al ambiente ocasionando la contaminación de suelos, ya sea al interior o exterior de la Propiedad Arrendada y/o de mantos acuíferos; (b) prevenir o controlar la Emisión de Materiales Peligrosos de tal forma que no migren o pongan en peligro o amenacen poner en peligro la salud pública o el bienestar de las personas o el medio ambiente; y (c) realizar estudios de caracterización de sitio, programas y planes de remediación, investigaciones, restauración y estudios post-remediatorios (o atención de post-limpieza), evaluaciones, pruebas, investigaciones y monitoreo respecto de cualquier inmueble.

“Remedial Actions” means all the actions and set of measures that are necessary to comply with the Laws, which may include (as expressly requested by the Laws) to (a) eliminate, reduce, clean, remove, treat, restore, contain, abate, cover or in any other way adjust the volume or amount of pollutants whether Hazardous Materials, hazardous wastes or any other polluting substances- that had been released to the environment causing the pollution of land, whether the interior or exterior of the Leased Property and/or aquifers; (b) prevent or control the Emission of Hazardous Materials in such a way that they do not migrate or pose danger or threat to pose danger to the public health or wellbeing of the persons or the environment; and (c) carry out site characterization studies, repair programs and plans, investigations, restoration and post-repair studies (or attention of post-cleaning), evaluations, testing, investigations and monitoring with respect to any plot of land.

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“Arrendador o Arrendadora”, tiene el significado que se le atribuye a dicho término en el proemio de este Contrato.	“Lessor” has the meaning ascribed to such term in the preamble of this Agreement.
“Arrendatario o Arrendataria”, tiene el significado que se le atribuye a dicho término en el proemio de este Contrato.	“Lessee” has the meaning ascribed to such term in the preamble of this Agreement.

“Autoridad Gubernamental” significa cualquier gobierno federal, estatal, municipal, centralizado o descentralizado, con jurisdicción para ejercer funciones formalmente o materialmente administrativas, legislativas o jurisdiccionales (incluyendo cualquier tribunal).

“Governmental Authority” means any federal, state, municipal, centralized, decentralized government, with jurisdiction to formally and materially exercise administrative, legislative or judicial functions (including any court of law).

“Caso de Fuerza Mayor” tiene el significado que se le atribuye a dicho término en la cláusula 11.3 de este Contrato.	“Force Majeure Event” has the meaning ascribed to such term in clause 11.3 of this Agreement.
“Condición Contaminante” significa, respecto de la Propiedad Arrendada, desde la Fecha de Inicio, actos u omisiones en violación a las Leyes que resulten en una Emisión o Daños Ambientales.

“Contamination Condition” or “Polluting Condition” means, with respect to the Leased Property, from the Commencement Date, acts or omissions in violation of the Laws that result in an Emission or Environmental Damage.

“Contingencias Ambientales” tiene el significado que se le atribuye a dicho término en la cláusula 18.4 de este Contrato.	“Environmental Matters” has the meaning ascribed to such term in clause 18.4 of this Agreement.

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“Daños Ambientales” significa cualesquier pérdida, cambio, deterioro, menoscabo, afectación o modificación adversa de los elementos y recursos naturales, sus condiciones físicas, químicas o biológicas o las relaciones de interacción entre dichos elementos y recursos naturales, así como de los servicios ambientales que proporcionan, cuando éstos sean causados por el Arrendatario (o sus Filiales, causahabientes, subarrendatarios, contratistas, subcontratistas, empleados, visitas, agentes, o cualquier Persona bajo su responsabilidad), a partir de la Fecha del Primer Arrendamiento (o antes si tuvo acceso a la Propiedad Arrendada para instalar maquinaria o equipo), y al amparo de las Leyes, consistiendo en, o relacionados con, (a) cualquier Contingencia Ambiental o Condición Contaminante, incluyendo contaminación interna o externa, y el manejo integral de Materiales Peligrosos, residuos peligrosos, materiales tóxicos, sustancias o productos químicos e incluyendo, además, lesiones corporales (incluyendo lesión, enfermedad o muerte); (b) multas, sanciones, sentencias, laudos arbitrales, convenios, procedimientos legales o administrativos, daños, pérdidas, reclamaciones, demandas y contestaciones, así como costos y gastos de investigación, remedición o inspección, que deriven de las Leyes; (c) responsabilidad financiera conforme a las Leyes por costos asociados con cualquier investigación, caracterización, Acción de Remediación, limpieza, extracción, contención, u otro remedio o acción requerido por las Leyes aplicables y por cualesquier daños por desastres naturales; y (d) cualquier otra medida de cumplimiento, correctiva, investigativa o remedial requerida al amparo de las Leyes.

“Environmental Damage” means any loss, change, deterioration, detriment, affectation or adverse modification of the elements and natural resources, their physical, chemical or biological conditions, or the interaction relations among such elements and natural resources, as well as the environmental services rendered, when these are caused by Lessee (or its Affiliates, successors, sublessees, contractors, subcontractors, employees, visitors, agents, or any other Person under its responsibility), as of the First Lease Date (or earlier if it had access to the Leased Property to install machinery or equipment) and pursuant to the Laws, consisting in, or related to, (a) any Environmental Matters or Polluting Condition, including internal and external pollution, and the comprehensive management of Hazardous Materials, hazardous wastes, toxic materials, chemical products and substances and including, additionally, bodily injuries (including injuries, sickness or death); (b) fines, sanctions, judicial resolutions, arbitral awards, agreements, legal or administrative procedures, damages, losses, claims, lawsuits and statements of defense, as well as costs and expenses for investigation, repair or inspection, derived from the Laws; (c) financial liability pursuant to the Laws for costs associated with any investigation, characterization, Repair Action, cleaning, extraction, contention, or another remedy or action required by the Applicable Laws or for any damages for natural disasters and; (d) any other measures of compliance, correction, investigation or remediation required pursuant to the Laws.

“Daños y Perjuicios” significa cualesquier pasivos, directos o contingentes, demandas, reclamaciones, acciones, multas, penalizaciones, responsabilidades, actos u omisiones, pérdidas, costos, gastos y, en general, cualesquier daños y perjuicios, de cualquier naturaleza, incluyendo, sin limitar, los honorarios y gastos razonables de sus asesores legales.

“Damages” means any liabilities, direct or contingent, lawsuits, claims, actions, fines, penalties, responsibilities, acts or omissions, losses, costs, expenses and, in general, any damage or loss or profit, of any nature, including without limitation, the reasonable fees and expenses of attorneys.

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“Depósito de Garantía A” significa una cantidad igual a 3 (tres) meses de Renta, más el IVA correspondiente.

“Depósito en Garantía B” significa USD $2’250,000 menos el Depósito en Garantía A.

“Depósitos en Garantía” significa conjuntamente el Depósito en Garantía A y el Depósito en Garantía B.

“Security Deposit A” means the amount equal to three (3) months of Rent, plus the corresponding VAT.

Security Deposit B” means USD $2’250,000 less Security Deposit A.

“Security Deposits” means the Security Deposit A and the Security Deposit B.

“Dólares” o “USD$” significa la moneda de curso legal de los Estados Unidos de América.	“Dollars” or “USD$” means legal currency in the United States of America.
“Edificio” tiene el significado que se le atribuye a dicho término en la declaración I, apartado D.	“Building” has the meaning ascribed to such term in recital I, section D hereto.

“Emisión” significa cualquier tipo de liberación o transferencia de contaminantes al ambiente, propiciados de manera enunciativa por el derrame, fuga, descarga, escape, bombeo, vertido, inyección, depósito, disposición, dispersión, filtración o migración o cualquier otro tipo de Emisión, sea intencional o no, de cualquier Material Peligroso o residuo peligroso, hacia o a través de la atmósfera, aire, suelo, superficie, agua, aguas subterráneas o bienes inmuebles (incluyendo estructuras, edificios y construcciones) y maquinaria y equipos.

“Emission” means any type of release or transfer or pollutants into the environment, caused without limitation by the spillage, leak, discharge, escape, bombing, pouring, injection, deposit, disposition, dispersion, filtration or migration or any other kind of Emission, whether intentional or not, of any Hazardous Material or hazardous wastes, unto or through the atmosphere, air, soil, surface, water, subterraneous waters or real estate properties (including structures, buildings and constructions) and machinery and equipment.

“Expropiación” significa cualquier evento o acción que resulte en la privación del derecho de propiedad del Arrendador con respecto a toda o una parte de la Propiedad Arrendada, por cualquier Autoridad Gubernamental, por causa de utilidad pública conforme a la Ley Aplicable.

“Condemnation” means any event or action resulting in the deprivation of the Lessor, by any Governmental Authority, of the property right with respect to all or portion of the Leased Property by virtue of a cause of public utility pursuant to the Applicable Law.

“Fecha de Inicio” significa retroactivamente el 1º de octubre de 2020.	“Commencement Date” means retroactively October 1st, 2020.

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“Fecha del Primer Arrendamiento” tiene el significado que se le atribuye en el antecedente I de este Contrato.	“First Lease Date” has the meaning ascribed to such term in recital I of this Agreement.

“Fecha de Terminación” tiene el significado que se le atribuye a dicho término en la cláusula 17.1 de este Contrato.

“Filial” significa, respecto de cualquier Persona, cualquier otra Persona que (a) directa o indirectamente controle, sea controlada por, o se encuentre bajo el control común con dicha primera Persona, (b) directa o indirectamente sea titular del 50% (cincuenta por ciento) o más del capital social o derechos como beneficiario de dicha primera Persona, o (c) sea un familiar en relación directa con dicha primera Persona (incluyendo cualquier Persona que directa o indirectamente esté controlada por dicho familiar directo). Para efectos de esta definición, “control” (incluyendo “controlada por” y “bajo control común”), cuando se utilice respecto de cualquier Persona, significará la posesión, directa o indirecta, del poder de dirigir o causar que se dirija la administración y políticas de dicha Persona, ya sea a través de la propiedad de las acciones con derecho a voto, por contrato o de cualquier otra forma.

“Termination Date” has the meaning ascribed to such term in clause 17.1 of this Agreement.

“Affiliate” means, with respect to any Person, any other Person that (a) directly or indirectly controls, is controlled by, or is under common control with such first Person, (b) directly or indirectly holds 50% (fifty percent) or more of the capital stock or beneficiary rights of such first Person, or (c) is a person related by kinship in straight line with such first Person (including any Person that is directly or indirectly controlled by such straight-line related person). For purposes of this definition, “control” (including “controlled by” and “under common control”), when used with respect to any Person, shall mean the possession, directly or indirectly, of the power to conduct or cause the conduction of the management and policies of such Person, whether through ownership of the shares with voting right, or by contract or in any other way.

“Garante” significa la empresa FreightCar America, Inc.	“Guarantor” means the company FreightCar America, Inc.
“Garantía” significa la garantía corporativa, suscrita y otorgada por el Garante en esta fecha, en términos sustancialmente similares al formato adjunto al presente Contrato como Anexo “D”.	“Guaranty” means the corporate guaranty, executed and granted by the Guarantor on this date, in terms substantially similar to the form attached hereto as Exhibit “D”.
“Interés Moratorio” tiene el significado que se le atribuye a dicho término en la cláusula 4.3 de este Contrato.	“Default Interest” has the meaning ascribed to such term in clause 4.3 of this Agreement.

“IVA” significa el Impuesto al Valor Agregado o el impuesto que lo sustituya en el futuro.	“VAT” means the Value Added Tax or the tax that substitutes in the future.

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“Legislación Ambiental” significa cualquier ley federal, estatal, local y otras disposiciones, regulaciones, acuerdos, reglamentos, decretos, ordenes, requerimientos, reglas, lineamientos, procedimientos internos, política, estipulación, parámetros, criterios, estándares y normas oficiales mexicanas, así como cualesquier obligaciones derivadas de permisos, sentencias, laudos, licencias, autorizaciones o concesiones, emitidas por cualesquiera autoridades gubernamentales, en cada caso en relación con salud pública, seguridad e higiene, emisión de ruidos, emisiones luminosas u olores en al medio ambiente, aire, suelo, subsuelo, aguas, aguas subterráneas en la Propiedad Arrendada, contaminación o protección al medio ambiente o a los recursos naturales en general, así como la contaminación (o prevención de la contaminación) de aire, agua, aguas subterráneas, suelo y subsuelo (incluyendo todas aquellas relacionadas con la presencia, uso, producción, generación, manejo, transporte, tratamiento, almacenaje, disposición, distribución, etiquetado, procesamiento, descarga, liberación, control, remediación o limpieza de cualquier Material Peligroso) en vigor durante el Plazo aplicables a la Propiedad Arrendada. Incluye sin limitación alguna la Ley General del Equilibrio Ecológico y la Protección al Ambiente, la Ley Federal de Responsabilidad Ambiental, la Ley de Asentamientos Humanos, Ordenamiento Territorial y Desarrollo Urbano del Estado de Coahuila de Zaragoza, la Ley General para la Prevención y Gestión Integral de los Residuos, Ley para la Prevención y Gestión Integral de Residuos para el Estado de Coahuila de Zaragoza, la Ley de Aguas Nacionales, Ley de Aguas para los Municipios del Estado de Coahuila de Zaragoza, la Ley General de Salud, Ley Estatal de Salud del Estado de Coahuila, Ley de Equilibrio Ecológico y Protección al Ambiente del Estado de Coahuila de Zaragoza, Ley para la Adaptación y Mitigación a los Efecto del Cambio Climático en el Estado de Coahuila de Zaragoza, Ley para Combatir el Ruido en el Estado de Coahuila de Zaragoza, Ley de Protección Civil para el Estado de Coahuila de Zaragoza, y sus correspondientes reglamentos (en su caso), así como las Normas Oficiales Mexicanas: NOM-001-SEMARNAT-1997, NOM-002-SEMARNAT-1996, NOM-052-SEMARNAT-2005, NOM-053-SEMARNAT-1993, NOM-081-SEMARNAT- 1994, NOM-138-SEMARNAT/SSA1-2012, NOM-010-STPS-1999 y NOM-147-SEMARNAT-SSA1-2004 (así como los lineamientos internos utilizados por la Procuraduría Federal de Protección al Ambiente para suelos contaminados y su remediación), así como las modificaciones, reformas y adiciones a las mismas.

“Environmental Law” means any federal, state, local and other regulations, acts, decrees, orders, requirements, rules, guidelines, internal proceedings, policies, stipulations, parameters, criteria, standards and Mexican official norms, as well as any obligations derived from permits, judgements, awards, licenses, authorizations or concessions, issued by any governmental authority, in each case related to public health, security and hygiene, noise emissions, luminous emissions or odor emissions to the environment, air, soil, subsoil, water, underground water, at the Leased Property, contamination or protection to the environment or to the natural resources in general, as well as, the contamination (or pollution prevention) to air, water, underground water, soil and subsoil (including those related to the presence, use, production, generation, handling, transport, treatment, labeling, process, release, control, remediation or cleaning of any Hazardous Materials) in place during the Term and applicable to the Leased Property. Includes without limitation, the General Law of Ecological Equilibrium and Protection of the Environment, Federal Environmental Responsibility Law, Human Settlements, Territorial Organization and Urban Development Law for the State of Coahuila de Zaragoza, the General Law for the Prevent and Integral Action of the Residues, the Law for Integral Action of Residues for the State of Coahuila de Zaragoza, the National Waters Law, the Waters Law for the State of Coahuila de Zaragoza, the General Law of Health, Health Law for the State of Coahuila de Zaragoza, Law of Ecological Balance and Environmental Protection of the State of Coahuila de Zaragoza, Law for Adaptation and Mitigation to the Effects of Climate Change in the State of Coahuila de Zaragoza, Law to Combat Noise in the State of Coahuila de Zaragoza, Civil Protection Law for the State of Coahuila de Zaragoza and its corresponding regulations as applicable), as well as the following Mexican Official Norms: NOM-002-SEMARNAT-1996, NOM-052-SEMARNAT-2005, NOM-053-SEMARNAT-1993, NOM-081-SEMARNAT-1994, NOM-138-SEMARNAT/SS-2003, NOM-010-STPS-1999 y NOM-147-SEMARNAT-SSA1-2004, (as well as the internal regulations used by the Federal Environmental Protection Prosecutor for contaminated soils and its remediation), as well as the modifications, amendments and additions to the same.

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“Leyes” o “Legislación Aplicable” o “Ley Aplicable” o “Leyes Aplicables” significa todas las leyes, reglamentos, normas oficiales mexicanas, ordenamientos, resoluciones, órdenes, reglas, normas, preceptos, circulares, decretos y cualesquier otras disposiciones emitidas por alguna Autoridad Gubernamental.

“Laws” or “Applicable Law” or “Applicable Laws” means all the laws, regulations, Mexican official standards, ordinances, resolutions, orders, rules, norms, precepts, circulars, decrees and any other provisions issued by any Governmental Authority.

“Materiales Peligrosos” significa cualquier elemento, sustancia, compuesto, residuo o mezclas de ellos, que independientemente de su estado físico y de acuerdo a la Ley Aplicable represente un riesgo para el ambiente, la salud o los recursos naturales, por sus características corrosivas, reactivas, explosivas, inflamables o biológico-infecciosas, independientemente de que éstas se encuentren comprendidas dentro de los listados de sustancias sujetas a reporte que publica la Secretaría del Medio Ambiente y Recursos Naturales o su equivalente, incluyendo cualquier mezcla o solución de las mismas, incluyendo particularmente petróleo y todos los derivados del mismo o sus sustitutos sintéticos, asbestos o materiales que contengan asbestos y bifenilos policlorados.

“Hazardous Materials” means any element, substance, compound, waste or mixture of them, that regardless of their physical state and according to the Applicable Law, represents a risk for the environment, health or natural resources, due to their corrosive, reactive, explosive, flammable or biological-infectious characteristics contained in the list of substances subject to a report published by the Ministry of Environment and Natural Resources (Secretaría del Medio Ambiente y Recursos Naturales) or its equivalent, including any mixture or solution of the same including particularly petroleum and all derivatives thereof or their synthetic substitutes, asbestos or materials that contain asbestos and polychlorinated biphenyl.

“Mejoras del Arrendatario” tiene el significado que se le atribuye a dicho término en la cláusula 9.1 de este Contrato.	“Lessee Improvements” has the meaning ascribed to such term in clause 9.1 of this Agreement.

“Monto Recibido” significa la indemnización recibida por el Arrendador o el Arrendatario (solo en la medida y por el valor de las Mejoras del Arrendatario o expansiones construidas por el Arrendatario), como resultado de una Expropiación, libre de cualquier pago a terceros y de todos los gastos relacionados con el procedimiento de expropiación e indemnización, incluyendo, sin limitar, los honorarios de abogados.

“Amount Received” means the indemnification received by Lessor or Lessee (only to the extent of the value of the Improvements and expansions built by Lessee) as a result of a Condemnation, free of any payments to third parties and all the costs related to the expropriation and compensation process, including without limitation, attorneys’ fees.

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“Persona” significa cualquier individuo, sociedad, compañía, asociación, sociedad civil, sociedad de responsabilidad limitada, asociación en participación, fideicomiso, entidad, Autoridad Gubernamental u otra entidad de cualquier naturaleza que tenga personalidad jurídica.	“Person” means any individual, corporation, entity, company, association, civil entity, limited liability company, joint venture, trust, Governmental Authority or other entity of any nature with legal capacity.

“Plazo” tiene el significado que se le atribuye a dicho término en la cláusula 3.1 de este Contrato.	“Term” has the meaning ascribed to such term in clause 3.1 of this Agreement.
“Propiedad Arrendada” tiene el significado que se le atribuye a dicho término en la declaración I, apartado D de este Contrato.	“Leased Property” has the meaning ascribed to such term in recital I, section D of this Agreement.

“Renta”, tiene el significado que se le atribuye a dicho término en la cláusula 4.1 de este Contrato.	“Rent” has the meaning ascribed to such term in clause 4.1 of this Agreement.
“Primer Terreno” tiene el significado que se le atribuye a dicho término en la declaración I, apartado C de este Contrato.	“First Plot” has the meaning ascribed to such term in recital I, section C of this Agreement.
“Segundo Terreno” tiene el significado que se le atribuye a dicho término en la declaración I, apartado C de este Contrato.	“Second Plot” has the meaning ascribed to such term in recital I, section C of this Agreement.
“Tipo de Cambio” significa el llamado tipo de cambio libre emitido por el Banco de México en la fecha de pago.	“Exchange Rate” means the denominated free-floating exchange rate issued by the Bank of Mexico on the date of payment.
“Usos Permitidos” tiene el significado que se le atribuye a dicho término en la cláusula 5.1 de este Contrato.	“Permitted Uses” has the meaning ascribed to such term in clause 5.1 of this Agreement.

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Cláusula 2. Objeto.

2.1       Contrato de Novación. En este acto, las partes expresamente novan el Contrato de Arrendamiento y su convenio modificatorio, alterando substancialmente sus acuerdos, por lo que las obligaciones pactadas en el presente instrumento sustituyen las pactadas anteriormente en el mencionado Contrato de Arrendamiento y su convenio modificatorio.

Así mismo, en virtud de la novación pactada, las partes extinguen las obligaciones principales y accesorias del Contrato de Arrendamiento y su convenio modificatorio.

2.2       Reexpresión de Contrato. En este acto, en virtud de la novación anteriormente pactada, las partes acuerdan expresamente reexpresar el Contrato de Arrendamiento y su convenio modificatorio, conforme a lo pactado a partir de la cláusula 2.3 y subsecuentes del presente Contrato.

Clause 2. Purpose.

2.1        Novation Agreement. The parties hereby expressly novate the Leasing Agreement and its amendment agreement, substantially altering their terms, so that the obligations agreed to in this Agreement replace those previously agreed to in the aforementioned Lease Agreement and its amendment agreement.

Likewise, by virtue of the agreed to novation, the parties extinguish the main and the ancillary obligations of the Lease Agreement and its amendment agreement

2.2.        Restatement of Agreement. By virtue of the previously agreed to novation, the parties hereby expressly agree to restate the Lease Agreement and its amendment agreement, pursuant to the provisions set forth from clause 2.3 and the subsequent clauses of this Agreement.

2.3       Arrendamiento. Sujeto a los términos y condiciones de este Contrato, en este acto, el Arrendador le da al Arrendatario el uso y goce temporal de la Propiedad Arrendada, y el Arrendatario, a su vez, se obliga a pagar al Arrendador la Renta a partir de la Fecha de Inicio.

2.3       Lease. Subject to the terms and conditions of this Agreement, Lessor hereby grants Lessee the temporary use and enjoyment of the Leased Property, and Lessee hereby agrees to pay Lessor the Rent as of the Commencement Date.

2.4 Entrega de Posesión. El Arrendador, por medio del presente entrega al Arrendatario la posesión de la Propiedad Arrendada. Las partes acuerdan expresamente que la aceptación por parte del Arrendatario de la posesión de la Propiedad Arrendada es prueba suficiente de que el Arrendatario ha inspeccionado, recibido y aceptado la posesión de la Propiedad Arrendada en su condición actual y que la Propiedad Arrendada está en buen estado; sin embargo, las partes quedan en el entendido que (a) dentro de 1 (un) año contado a partir de la Fecha de Inicio, el Arrendador deberá haber obtenido los permisos para construir y operar una espuela que conecte la Propiedad Arrendada con las líneas de ferrocarril y haber concluido la construcción de dicha espuela de manera razonablemente satisfactoria para el Arrendatario, y (b) en un plazo de 30 (treinta) días naturales contados a partir de este fecha, el Arrendador preparará y entregará al Arrendatario un certificado de terminación sustancial con una lista de pendientes que deberá construir el Arrendador cuando ambas partes lo determinen.	2.4 Delivery of Possession. Lessor hereby delivers to Lessee the possession of the Leased Property. The parties expressly agree that the acceptance by the Lessee of the possession of the Leased Property is sufficient proof that the Lessee has inspected, received and accepted the possession of the Leased Property in its “as is” condition and that the Leased Property is in good condition; provided however that (a) within 1 (one) year from the Commencement Date Lessor shall have obtained all permits to build and operate a spur to connect the Leased Property to the railroad lines and have completed the construction thereof to Lessee’s reasonable satisfaction, and (b) within 30 (thirty) calendar days from the date hereof, Lessor shall prepare and deliver to Lessee a substantial completion certificate, which shall include a punch list of pending items that shall be built by Lessor when the parties so agree.

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Cláusula 3. Plazo y No Prórroga.	Clause 3. Term and No Renewal Period.

3.1       Plazo. Las partes acuerdan que el presente Contrato es vinculatorio desde esta fecha. El plazo del arrendamiento comenzará en la Fecha de Inicio y concluirá en 20 (veinte) años (el “Plazo”). Dicho Plazo será forzoso para ambas partes.

3.1       Term. The parties hereby agree that this Agreement shall be binding from the date hereof. The lease term shall commence on the Commencement Date and will terminate in 20 (twenty) years (the “Term”). Such Term shall be mandatory for both parties.

3.2 Prórroga. La Arrendadora no otorga a la Arrendataria derecho a prorrogar el Plazo. Cláusula 4. Renta y Depósito en Garantía.	3.2 Renewal Period. Lessor grants Lessee no option to extend the Term. Clause 4. Rent and Security Deposit.

4.1       Monto, Forma y Fecha de Pago de la Renta. (a) A partir de la Fecha de Inicio, el Arrendatario pagará al Arrendador como contraprestación por el uso y goce de la Propiedad Arrendada una renta anual por la cantidad de USD $6.72 (seis Dólares 72/100) por pie cuadrado del Edificio, más el IVA, equivalente a USD $2’028,848.00 (dos millones veintiocho mil ochocientos cuarenta y ocho Dólares 00/100), más el IVA, la cual será pagadera mensualmente por el monto de USD $169,070.66 (ciento sesenta y nueve mil setenta Dólares 66/100), más el IVA (la “Renta”), (b) a partir del 5º (quinto) aniversario de la Fecha de Inicio, el Arrendatario pagará como contraprestación por el uso y goce de la Propiedad Arrendada una renta anual por la cantidad de USD $7.21 (siete Dólares 21/100) por pie cuadrado del Edificio, más el IVA, la cual será pagadera mensualmente, (c) a partir del 10º (décimo) aniversario de la Fecha de Inicio, el Arrendatario pagará como contraprestación por el uso y goce de la Propiedad Arrendada una renta anual por la cantidad de USD $7.64 (siete Dólares 64/100) por pie cuadrado del Edificio, más el IVA, la cual será pagadera mensualmente, y (d) a partir del 15º (décimo quinto) aniversario de la Fecha de Inicio, el Arrendatario pagará como contraprestación por el uso y goce de la Propiedad Arrendada una renta anual por la cantidad de USD $8.10 (ocho Dólares 10/100) por pie cuadrado del Edificio, más el IVA, la cual será pagadera mensualmente (las cantidades pagaderas bajo los incisos (a), (b), (c) y (d) anteriores, según se apliquen en cada uno de los cuatro periodos, en adelante la “Renta”). Las partes acuerdan que, en el caso de cualquier expansión futura al Edificio, el Arrendador cobrará cuando menos la misma renta pagadera por pie cuadrado, en los términos arriba indicados, dependiendo cual Renta sea la aplicable cuando la expansión se termine de construir; en el entendido que en caso que la expansión termine de construirse dentro de los primeros 5 (cinco) años de vigencia, la renta pagadera se calculará a USD $6.80 (seis Dólares 80/100), y no USD $6.72 (seis Dólares 72/100)

4.1        Amount, Form and Date of Payment of the Rent. (a) Starting on the Commencement Date, Lessee shall pay Lessor, as consideration for the use and enjoyment of the Leased Property an annual rent of USD$6.72 (six Dollars 72/100) per square foot of the Building, plus the VAT, equivalent to USD $2’028,848.00 (two million twenty eight thousand eight hundred forty eight Dollars 00/100), plus the VAT, which shall be payable on a monthly basis in the amount of USD $169,070.66 (one hundred sixty nine thousand seventy Dollars 66/100), plus the VAT, (the “Rent”), (b) starting on the 5th (fifth) anniversary of the Commencement Date, Lessee shall pay, as consideration for the use and enjoyment of the Leased Property an annual rent of USD$7.21 (seven Dollars 21/100) per square foot of the Building, plus the VAT, which shall be payable on a monthly basis, (c) starting on the 10th (tenth) anniversary of the Commencement Date, Lessee shall pay, as consideration for the use and enjoyment of the Leased Property an annual rent of USD$7.64 (seven Dollars 64/100) per square foot of the Building, plus the VAT, which shall be payable on a monthly basis, and (d) starting on the 15th (fifteenth) anniversary of the Commencement Date, Lessee shall pay, as consideration for the use and enjoyment of the Leased Property an annual rent of USD$8.10 (eight Dollars 10/100) per square foot of the Building, plus the VAT, which shall be payable on a monthly basis (the amounts payable under (a), (b), (c) and (d) above, as they apply in each of the four periods, hereinafter the “Rent”). The parties agree that for any future expansion Lessor shall charge at least the same rent payable per square footage, as stated above, depending on the Rent payable at the time such expansion is finally built; provided that with respect to such expansion finally being built in the first 5 (five) year period, such rent amount shall be calculated off of USD $6.80 (six Dollars 80/100), as opposed to USD $6.72 (six Dollars 72/100).

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Toda Renta la pagará el Arrendatario por mensualidades adelantadas, contra la entrega de la factura con los requisitos fiscales aplicables y dentro de los primeros 10 (diez) días hábiles del mes por pagar; con excepción de la Renta del primer mes que se pagará en la fecha del presente Contrato.

All Rents shall be paid by Lessee in advance every month against the delivery of the invoice in compliance with the applicable tax regulations and within the first 10 (ten) business days of the month to pay; with the exception of the first month which shall be payable on the date hereof.

Las partes entienden que históricamente han existido devaluaciones significativas en el valor del Peso frente al Dólar, por lo que, es previsible que, en el futuro existan nuevos cambios en la paridad. En esa eventualidad, el Arrendatario será responsable de tomar las providencias y medidas que, a su juicio, estime convenientes con el fin de minimizar su riesgo ante el supuesto previsible de una devaluación cambiaria, de tal forma que si el Arrendatario decide pagar en Pesos, en los términos de la Ley Monetaria, el Arrendatario pagará la cantidad necesaria para que el Arrendador adquiera los mismos Dólares al tipo de cambio vigente en la fecha de cada pago, aunque tenga que pagar cantidades adicionales necesarias para compensar el diferencial en el Tipo de Cambio, de manera que el Arrendador reciba en la fecha de pago la cantidad de Dólares convenida.

The parties understand that historically there have been significant devaluations in the value of the Peso versus the Dollar, so it is expected that in the future, there may be new changes in such exchange rates. In this eventuality, Lessee shall be responsible for taking the providences and actions that, to its judgment, deems appropriate in order to minimize the risk in the predictable event of a currency devaluation, so that if Lessee chooses to pay in Pesos, in terms of the Monetary Law, Lessee shall pay the amount required by Lessor to acquire the same amount of Dollars at the exchange rate prevailing on the date of each payment, even if it needs to pay additional necessary amounts to compensate the difference in the Exchange Rate, so that Lessor shall receive, at the date of payment, the amount of Dollars agreed herein.

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Por otra parte, es la intención de las partes que la Renta pagadera conforme al presente Contrato sea absolutamente neta para el Arrendador a efecto que el presente Contrato produzca durante el Plazo, los rendimientos que éste ha calculado; por lo tanto, las partes expresamente convienen en que el Arrendatario (a) deberá cubrir el gasto y cualquier costo en relación con la propiedad y mantenimiento de la Propiedad Arrendada, (b) deberá pagar el impuesto predial de la Propiedad Arrendada, (c) deberá pagar las pólizas de seguro pactadas en la cláusula 13, y (d) no tendrá derecho a compensar o deducir cualquier cantidad de los pagos de Renta, con excepción de los montos establecidos en el presente instrumento referentes a la reducción de la Renta para reembolsar los Depósitos en Garantía, en los términos pactados en la cláusula 4.5. El Arrendatario en este acto renuncia, de manera expresa e irrevocable, a cualquier derecho a pedir reducciones de Renta o a retener el pago de la Renta previsto en el Código Civil Federal.

Moreover, it is the purpose of the parties that the Rent payable hereunder shall be absolutely net to Lessor so that this Agreement shall yield the calculated income during the Term; therefore, it is expressly agreed to by the parties that Lessee shall (a) bear the cost and any and all costs and expenses relating the ownership and maintenance of the Leased Property, (b) pay the real estate tax of the Leased Property, (c) pay the insurance policies agreed to in clause 13, and (d) not be entitled to compensate or deduct any amount from the Rent, other than such amounts set forth herein with respect to the reduction of the Rents to reimburse the Security Deposits as discussed in clause 4.5. Lessee hereby expressly and irrevocably waives the right to request reductions of the Rent or withhold the payment of the Rent established in the Federal Civil Code.

4.2 Lugar de Pago. La Arrendataria pagará la Renta a través de transferencia electrónica de fondos a la cuenta a nombre de la Arrendadora, conforme a las siguientes instrucciones:	4.2 Place of Payment. Lessee shall pay the Rent by electronic transfer of funds to Lessor’s account, pursuant to the following instructions:

Beneficiary Account: 145580177610002010

Beneficiary Bank: Banco Base SA, IBM

Beneficiary Bank Account: 8900111615

Beneficiary Bank SWIFT: BBSEMXMX

Intermediary Bank: The Bank of New York Mellon

Intermediary Bank ABA: 021000018

Intermediary Bank SWIFT: IRVTUS3N

Intermediary Bank Branch: New York, NY

El Arrendatario depositará en esa misma cuenta los Depósitos en Garantía.

Beneficiary Account: 145580177610002010

Beneficiary Bank: Banco Base SA, IBM

Beneficiary Bank Account: 8900111615

Beneficiary Bank SWIFT: BBSEMXMX

Intermediary Bank: The Bank of New York Mellon

Intermediary Bank ABA: 021000018

Intermediary Bank SWIFT: IRVTUS3N

Intermediary Bank Branch: New York, NY

Lessee shall deposit in the same account the Security Deposits.

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La Renta será pagada al Arrendador sin necesidad de aviso ni demanda y sin deducciones, retenciones o diferimientos de especie alguna.	The Rent shall be paid to the Lessor without prior notice or demand and without deductions, withholdings or deferrals of any kind.

El Arrendador no está obligado a aceptar pagos parciales de Renta y en caso de que lo hiciera, tal circunstancia no significará que hubiera habido modificación respecto de la forma y tiempo de pago convenida en este Contrato. Así mismo, si por cualquier eventualidad el Arrendatario paga al Arrendador la Renta en forma distinta a la estipulada en esta cláusula, las partes no deberán entender por ello la modificación o novación del Contrato, el cual permanecerá en pleno vigor y efecto.

Lessor shall not have to accept partial Rent payments and if it does, such circumstance will not imply an amendment regarding the form and time of payment agreed to in this Agreement. Likewise, in the event Lessee pays the Rent to Lessor in a different way than that agreed to in this clause, the parties shall not interpret this as an amendment or novation of the Agreement, which will remain in full force and effect.

El Arrendatario está obligado a pagar la Renta y las demás contraprestaciones pactadas, a pesar de que no pueda ocupar o usar la Propiedad Arrendada por cuestiones fiscales, laborales, administrativas u otras que le sean atribuibles o hayan sido decididas por el Arrendatario.	Lessee shall continue paying the Rent and any other fees agreed, even in the event it does not occupy or use the Leased Property for tax, labor, administrative or other reasons whatsoever that are attributable to or have been decided by Lessee.

4.3       Intereses Moratorios. El Arrendatario pagará un interés moratorio por cada día de retraso en el pago de la Renta o cualquier otra cantidad debida a favor del Arrendador, en los términos del presente Contrato, conforme a la siguiente fórmula: (a) el monto adeudado se multiplicará por el 5% (cinco por ciento) (el “Interés Moratorio”), (b) el resultado de dicha multiplicación se dividirá entre 360 (trescientos sesenta), y (c) el resultado de la división se multiplicará por el número de días de retraso.

4.3       Late Payment Interest. Lessee will pay a penalty interest for each day of delay in the payment of the Rent or any other amount due in favor de Lessor, under the terms of this Agreement, according to the following formula: (a) the amount owed shall be multiplied by 5% (five percent) (the “Default Interest”), (b) the result of said multiplication will be divided by 360 (three hundred sixty), and (c) the result of the division will be multiplied by the number of days of delay.

El Arrendatario conviene que el cargo por mora que aquí se establece es justo y razonable, cumple con las Leyes Aplicables y constituye un acuerdo expreso entre el Arrendador y el Arrendatario en cuanto a que la compensación que se estima es justa en virtud de los costos y gastos administrativos en que incurrirá el Arrendador en caso de demora en el pago de la Renta u otros gastos por el Arrendatario. El pago de los intereses moratorios es independiente del pago de los Daños y Perjuicios o cualquier pena convencional que aplique conforme a lo dispuesto en este Contrato.

Lessee agrees that the penalty interest established herein is fair and reasonable, complies with Applicable Laws and constitutes an express agreement between Lessor and Lessee, since the compensation that is estimated is fair by virtue of the costs and administrative expenses that Lessor will incur in case of delay in the payment of the Rent or other expenses by Lessee. Payment of this penalty interest is independent of payment of Damages or any contractual penalty that applies in accordance with the provisions of this Agreement.

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4.5       El Depósito en Garantía. En o antes de los setenta y cinco (75) días contados a partir de la fecha del presente Contrato, el Arrendatario depositará al Arrendador los Depósitos en Garantía. El Arrendatario autoriza expresamente al Arrendador a utilizar discrecionalmente los Depósitos en Garantía, y además a usarlos para cubrir, entre otros gastos, razonablemente documentados y previamente notificados al Arrendatario (a) el pago de servicios, (b) las reparaciones que se tengan que realizar a la terminación del presente Contrato en caso de que el Contrato termine antes de la terminación del Plazo del Depósito en Garantía, (c) el pago de las pólizas de seguros, y (d) el pago de las cuotas de mantenimiento, si lo hubiere. Los Depósitos en Garantía en ningún momento deberán considerarse como pago de Renta futura, ni como pago por adelantado de servicios o cualquier otro adeudo que pudiere tener el Arrendatario, en los términos del presente Contrato.

4.5        The Security Deposits. On or before seventy-five (75) days from the date of this Agreement, Lessee shall deposit to Lessor, the Security Deposits. Lessee expressly authorizes Lessor to use the Security Deposits at its own discretion and also to use them to cover, among other expenses, that are reasonably documented and following notice to Lessee (a) the payment of services, (b) the repairs that must be made at the termination of this Agreement in the event the Agreement terminates prior to the expiration of the Security Deposit Term, (c) the payment of insurance policies, and (d) the payment of maintenance fees, if any. The Security Deposits shall not be considered at any time as payment of future Rent, nor as advance payment for services or any other debt that the Lessee may have, under the terms of this Agreement.

Sin perjuicio del uso de los Depósitos de Garantía por parte del Arrendador para cualquier fin o para pagar los gastos establecidos en el párrafo anterior: (a) el Arrendador reembolsará al Arrendatario el Depósito de Garantía A en 60 (sesenta) meses, a partir de noviembre de 2020, descontando cada mes el mismo monto (esto es, 1/60º del Depósito en Garantía A) de la Renta pagadera mensualmente durante dicho período y (b) el Arrendador reembolsará el Depósito de Garantía B conforme a los términos del Anexo 4.5(b). En el caso de que el Arrendador aplique una parte del Depósito de Garantía para pagar cualquiera de los gastos establecidos en el párrafo anterior, el monto reembolsable del Depósito de Garantía se reducirá en consecuencia.	Without prejudice to the use of the Security Deposits by Lessor to any end or to pay the expenses set forth above: (a) Lessor shall reimburse Lessee Security Deposit A in 60 (sixty) months, starting on November, 2020, by deducting each month the corresponding equal amount (i.e., 1/60th of Security Deposit A) from the Rent payable monthly during such period, and (b) Lessor shall reimburse Security Deposit B pursuant to the terms of Schedule 4.5(b). In the event that Lessor applies a portion of the Security Deposit to pay any of the expenses set forth in the previous paragraph, the reimbursable amount of the Security Deposit shall be reduced accordingly.

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Cláusula 5. Destino; Maquinaria y Equipo; Seguridad.	Clause 5. Use of Leased Property; Machinery and Equipment; Security.

5.1       Destino de la Propiedad Arrendada. La Arrendataria solamente podrá usar y ocupar la Propiedad Arrendada como una instalación para la fabricación, ensamblado y producción de vagones de tren, partes y componentes de vagones de tren, incluyendo, oficinas administrativas, diseño, ingeniería, empaquetado, ventas, exhibición de productos, prestación de servicios, entrenamiento de personal, almacén, bodega, estacionamiento y/o cualquier otro uso legal, ya sea accesorio o incidental a los anteriores (los “Usos Permitidos”). Sin embargo, las partes quedan en el entendido que dichos usos no podrán (a) estar relacionados con la manufactura, procesamiento, uso, almacenamiento o liberación de Materiales Peligrosos, (b) estar relacionados con la liberación de humos, gases, vapores u olores nocivos, (c) ocasionar la emisión de cualquier ruido más allá del perímetro del Edificio, en cada caso más allá de los parámetros máximos permitidos por las Leyes Aplicables, (d) estar destinados a almacenar, ocultar y/o mezclar bienes de procedencia ilícita o producto de actividades ilícitas que sean instrumento, objeto o producto de un delito (producto de delitos patrimoniales o de delincuencia organizada), que estén siendo utilizados para la comisión de un delito o de cualquier manera relacionados o vinculados con delitos, y (e) violar sustancialmente cualquier Ley Aplicable.

5.1       Use of Leased Property. Lessee shall use and occupy the Leased Property as a facility for manufacture, assembly and production of railcars and railcar parts and components, including administrative offices, design, engineering packaging, sales, product showcase, service, staff training, store, warehouse, parking lots and other lawful uses accessory and incidental to the foregoing (the “Permitted Uses”. Provided however that such uses do not and shall not (a) involve the manufacture, processing, use, storage or release of Hazardous Materials, (b) involve the release of any noxious fumes, vapors or odors, (c) cause the emission of any noise beyond the perimeter of the Building, in each case beyond the maximum permitted parameters allowed by Applicable Law, (d) be to keep, hide and/or mix goods coming from or product of illegal activities, that may be an instrument, the subject matter of or the result of a crime (product of white-collar or patrimonial-related crimes or organized criminal activities), that are being used for committing a crime or in any manner related or connected to crimes, and (e) violate any Applicable Law in material respects.

En esta fecha, el Arrendador manifiesta que la Propiedad Arrendada actualmente cuenta con todos los permisos, licencias y/o autorizaciones relevantes conforme a la Ley Aplicable para que el Arrendador haya podido construir una nave industrial en el Primer Terreno y en el Segundo Terreno.

As of the date hereof, Lessor hereby represents that the Leased Property currently has all relevant permits, licenses, and/or authorizations required by Applicable Law in order for Lessor to build an industrial facility on the First Plot and the Second Plot.

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El Arrendatario no deberá utilizar u ocupar la Propiedad Arrendada para cualquier actividad u operación distinta sin el consentimiento previo y por escrito del Arrendador, el cual podrá ser rechazado o condicionado, a entera discreción del Arrendador. Las Partes acuerdan que el incumplimiento de esta cláusula 5.1 por el Arrendatario será considerado como causal rescisión del presente Contrato, obligándose el Arrendatario a desocupar y entregar la Propiedad Arrendada al Arrendador sin necesidad de requerimiento alguno.

Lessee shall not use or occupy the Leased Property for any other purpose or business without the prior written consent of Lessor, which consent may be withheld or conditioned in Lessor’s reasonable discretion. The Parties hereby agree that the breach of this clause 5.1 by Lessee shall be considered as a cause for termination of this Agreement, Lessee shall vacate and deliver the Leased Property to Lessor with no further requirements.

5.2        Legalidad de las Actividades Comerciales. El Arrendatario no realizará ni permitirá ningún acto que pudiese constituir una molestia pública o privada, o que cause daño al Arrendador o a otras personas o que pudiera invalidar cualesquiera pólizas de seguros que actualmente existan o posteriormente se contraten para el Edificio.

5.2       Lawfulness of Commercial Activities. Lessee shall not cause or permit any act that may constitute a public or private nuisance, or cause damage to Lessor or other persons or that may invalidate any current insurance policies or those subsequently contracted for the Building.

El Arrendatario se obliga a no utilizar la Propiedad Arrendada para fines ilícitos, tales como lavado de dinero u otras actividades delictuosas, o a utilizar la Propiedad Arrendada para la comisión de actividades tipificadas como delitos o ilegales, ni cualquier actividad que pudiera ser objeto del procedimiento de extinción de dominio al que se refiere los artículos 7 y 8 de la Ley Nacional de Extinción de Dominio o cualquier otra ley análoga, liberando desde este momento al Arrendador de cualquier responsabilidad penal, civil o de cualquier otra índole en que pudiera incurrir el Arrendatario por sus actividades desempeñadas en la Propiedad Arrendada.

Lessee hereby agrees not to use the Leased Property for illegal purposes such as money laundering, or other criminal activities, or to use the Leased Property to commit criminal or illegal activities, nor any activity that could cause the asset to be the object of forfeiture proceedings referred to in Articles 7 and 8 of the Federal Asset Recovery Law “Ley Nacional de Extinción de Dominio” or any similar law, releasing Lessor in this act from any criminal civil or any other responsibilities that may be incurred by Lessee for its activities in the Leased Property.

5.3       Indemnización. En todo caso, el Arrendatario se obliga a indemnizar y mantener al Arrendador en paz y a salvo de cualquier responsabilidad, demanda, acción, Daños y Perjuicios, penas, gastos y/o erogaciones que se le impongan a la Propiedad Arrendada y/o al Arrendador por actos u omisiones del Arrendatario que constituyan una violación a lo dispuesto en esta cláusula 5.

5.3        Indemnity. In any case, Lessee agrees to indemnify and hold Lessor harmless from any liability, claims, actions, Damages, penalties, costs and/or expenses that may be imposed to the Leased Property and/or Lessor for acts or omissions of Lessee that constitute a breach to the provisions of clause 5 herein.

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5.4.        Maquinaria y Equipo Introducida a la Propiedad Arrendada. El Arrendatario reconoce y conviene que toda maquinaria, equipo, mobiliario, vehículo y demás bienes que introduzca o instale en la Propiedad Arrendada, los introduce a su propio riesgo y en todo momento serán responsabilidad única y exclusiva del Arrendatario. Por consiguiente, el Arrendador no asume responsabilidad alguna por cualquier daño, robo o extravío que pudiera sufrir cualquiera de dichos bienes. El Arrendador reconoce que el Arrendatario es el propietario, o tiene la titularidad legal (de conformidad con los arrendamientos financieros y otro financiamiento en el curso normal de operaciones, u otro), sobre dicha maquinaria y equipo y, por lo tanto, el Arrendador no tiene ningún derecho sobre la maquinaria y el equipo, o cualquier otro bien introducido por el Arrendatario en la Propiedad Arrendada, incluso si dicha maquinaria y equipo está adherido al piso. El Arrendador proporcionará inmediatamente, previa solicitud, las certificaciones necesarias y comunes que manifiesten que no existen gravámenes u otras cargas sobre dichos bienes, según lo solicite cualquier fuente de financiamiento del Arrendatario.

5.4        Machinery and Equipment. Lessee acknowledges and agrees that all machinery, equipment, furniture, vehicles, manufactured goods and any other goods introduced to or installed by Lessee at the Leased Property, are introduced at its own risk and at all times they shall be the exclusive responsibility of Lessee. Therefore, Lessor shall not assume any liability whatsoever for any damage, theft or loss of any of such goods. Lessor acknowledges that Lessee is the owner, or has legal title (pursuant to capital leases and other financing in the ordinary course of business, or other), on such machinery and equipment and thus, Lessor does not have any right on the machinery and equipment, or any other goods introduced by Lessee in the Leased Property, even if such machinery and equipment is attached to the floor. Lessor shall provide promptly upon request customary acknowledgements of having no liens or other encumbrances on such assets, as may be requested by any financing source of Lessee.

5.5        Seguridad de la Propiedad Arrendada. A partir de esta fecha, el Arrendatario será la única parte responsable de contratar los servicios de seguridad que requiera de acuerdo a sus necesidades para el resguardo de la Propiedad Arrendada y de sus contenidos.

5.5        Security of the Leased Property. Starting on this date, Lessee shall be the only party responsible for hiring the security services required per its own needs to secure the Leased Property and its contents.

Cláusula 6. Otras Erogaciones.	Clause 6. Other Expenditures.
6.1 Cuotas de Mantenimiento. Las partes quedan en el entendido que en este momento no existen cuotas de mantenimiento pagaderas al Arrendador. Sin embargo, en la eventualidad que en el futuro el Arrendador desarrolle los predios contiguos a la Propiedad Arrendada y construye un desarrollo industrial que requiera el pago de cuotas de mantenimiento, además de la Renta, el Arrendatario deberá pagar mensualmente al Arrendador una cuota de mantenimiento de la Propiedad Arrendada por la cantidad que en ese momento acuerden las partes, más el Impuesto al Valor Agregado. La forma, fecha y lugar de pago de la cuota de mantenimiento, si la hubiere, sería el mismo que el de la Renta. La cuota de mantenimiento, si la hubiere, sería incrementada anualmente.	6.1 Maintenance Fees. The parties understand that at this moment there are no maintenance fees payable to Lessor. However, in the event that in the future Lessor develops the contiguous plots of land to the Leased Property and creates an industrial development that requires the payment of maintenance fees, in addition to the Rent, Lessee shall pay to Lessor the monthly fee for the maintenance of the Leased Property if agreed to at that moment between the parties, plus Value Added Tax. The form, date and place of payment would be the same as the Rent. The maintenance fee, if any, would be increased annually.

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En caso que las partes acuerden una cuota de mantenimiento, si el Arrendatario no la paga oportunamente, pagará al Arrendador el interés moratorio pactado en la cláusula 4.3.	In the event the parties agree on a maintenance fee and Lessee does not pay it on time, he shall pay Lessor the penalty interest agreed upon in clause 4.3.

6.2       Impuestos. Cada una de las partes será responsable por el cumplimiento de las obligaciones fiscales que les correspondan por la celebración y ejecución de este Contrato, de acuerdo con lo dispuesto por las Leyes Aplicables durante el Plazo; sin embargo, (a) la Arrendataria pagará el impuesto predial (o su equivalente) que se cause por la Propiedad Arrendada, y (b) el IVA que cause la Renta será trasladado a la Arrendataria en términos de las disposiciones aplicables.

6.2       Taxes. Each party shall be responsible for the compliance of the tax obligations imposed on them for the execution and signing of this Agreement, pursuant with the provisions of the Applicable Laws during the Term; however, (a) Lessee shall pay the property tax (or its equivalent) caused by the Leased Property, and (b) the VAT caused by the Rent shall be transferred to Lessee in terms of the applicable provisions.

6.3       Servicios Públicos. El Arrendatario será responsable de todos y cada uno de los pagos por el consumo y la contratación de cualesquier servicios públicos (incluyendo, sin limitar, servicios de energía eléctrica, teléfono, gas y agua y drenaje) en la Propiedad Arrendada, así como cualesquier otros servicios contratados por el Arrendatario en la Propiedad Arrendada, incluyendo, sin limitar, cualesquier cuotas de aportación, cuotas por conexión, cuotas por capacidad, depósitos o garantías y el costo incurrido por prolongar las líneas de servicio desde su ubicación existente hasta el punto de conexión al Edificio. El Arrendador no será responsable en ningún caso ante el Arrendatario por la falla en la conexión o suministro de los servicios mencionados anteriormente o por la calidad de los mismos. Al término de este Contrato, el Arrendatario entregará al Arrendador una copia de los recibos correspondientes y, si el Arrendador lo requiere, un certificado de no adeudo emitido por la compañía de servicios que proporcione el servicio.

6.3       Utilities. Lessee shall be responsible for any and all payments of the consumption and contracting of any public services (including but not limited to electricity, telephone, gas, water and sewer services) in the Leased Property, and any other services contracted by Lessee in the Leased Property, including, but not limited to any contribution fee, hook-up fees, capacity fees, deposits and guaranties and the cost to extend the service lines from its existing location to the point of connection to the Building. Lessor shall not be responsible in any case before Lessee for the failure in the connection or supply of the utilities above mentioned or for the quality thereof. Upon termination of this Agreement, Lessee shall deliver to Lessor a copy of the corresponding receipts and if Lessor requires it, a non-debt certificate issued by the utility company that provides the service.

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Cláusula 7. Licencias, Permisos y Autorizaciones.	Clause 7. Licenses, Permits and Authorizations.

7.1       Permiso de Descargas de Aguas Residuales. El Arrendatario se obliga a obtener a su propio costo el permiso de descargas de aguas residuales (o su equivalente), en caso de ser necesario, y a cumplir con todas las obligaciones al amparo de las Leyes respecto de la descarga de aguas residuales. Así mismo, el Arrendatario se obliga a preparar y entregar al Arrendador y a cualquier Autoridad Gubernamental, según sea razonablemente requerido por el Arrendador o por cualquier Autoridad Gubernamental, reportes sobre el contenido de las aguas residuales descargadas por el Arrendatario.

7.1        Discharge of Residual Waters. Lessee agrees to obtain, at its own cost, the residual water discharge license (or its equivalent), if needed, and to comply with each and every obligation contained in the Laws with respect to the discharge of residual waters. Furthermore, Lessee agrees to prepare and deliver to the Lessor or any Governmental Authority, as may be reasonably required by Lessor or by any Governmental Authority, reports on the content of the residual waters discharged by Lessee.

El Arrendador tendrá derecho a su costo, de tomar muestras, llevar a cabo estudios o verificaciones de las descargas de aguas residuales del Arrendatario, previa notificación por escrito al Arrendatario, a efecto de cerciorarse que la descarga de aguas residuales no exceda los parámetros máximos permitidos por las Leyes, de manera sustancial, respecto de cualquier elemento, compuesto o sustancia normada o regulada; en el entendido que, si a causa de dichas verificaciones el Arrendador descubre un exceso en los parámetros máximo permitidos por las Leyes, en las aguas residuales, causado por Arrendatario, sus Filiales, causahabientes, subarrendatarios, contratistas, subcontratistas, empleados, visitas, agentes, o cualquier Persona bajo su responsabilidad, el Arrendatario deberá reembolsar al Arrendador todos los costos y gastos incurridos conforme a este párrafo, dentro de los 10 (diez) días naturales siguientes a la entrega del recibo y resultados correspondientes, y el Arrendatario inmediatamente deberá implementar, a su costo y gasto, todas las Acciones de Remediación a fin de reducir los parámetros a niveles aceptables conforme a las Leyes.

Lessor shall have the right, at its own cost, to take samples, perform studies or verifications of Lessee’s residual water discharges, upon reasonable previous written notice given to Lessee, in order to verify that the residual water discharges do not exceed the maximum parameters permitted by the Laws, in all material respects, with regard to any element, compound or normed or controlled substance; provided that if due to such verifications, Lessor discovers and demonstrates to Lessee an excess in the maximum parameters permitted by the Laws in the residual waters, caused by Lessee, its Affiliates, successors, sub-lessees, contractors, subcontractors, employees, visitors, agents, or any Person under its responsibility, Lessee shall reimburse Lessor all reasonable and necessary costs and expenses incurred in terms of this paragraph, within the 10 (ten) calendar days following to the delivery of the corresponding receipt and results and Lessee shall immediately implement at its own cost and expense, all Remedial Actions in order to reduce the parameters to an acceptable level according to the Laws.

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7.2       Licencias Ambientales. El Arrendatario se obliga a obtener las licencias y permisos ambientales y a cumplir con todas y cada una de las obligaciones al amparo de las Leyes en materia ambiental. Así mismo, el Arrendatario se obliga a preparar y entregar al Arrendador y a cualquier Autoridad Gubernamental, según sea razonablemente requerido por el Arrendador o por cualquier Autoridad Gubernamental, reportes sobre las Emisiones a la atmósfera, la calidad del suelo, la generación de residuos peligrosos por parte del Arrendatario, entre otros temas ambientales.

7.2        Environmental Permits. Lessee agrees to obtain all environmental licenses and permits and to comply with each and every obligation under the environmental Laws Furthermore, Lessee agrees to prepare and deliver to the Lessor or any Governmental Authority, as may be reasonably required by Lessor or by any Governmental Authority, reports regarding the Emissions into the atmosphere, soil quality, and hazardous waste generation by Lessee, among other environmental issues.

Mediante notificación por escrito al Arrendatario con al menos 3 (tres) días hábiles de anticipación, el Arrendador podrá tomar muestras, llevar a cabo inspecciones periódicas, estudios o verificaciones en la Propiedad Arrendada, a fin de verificar que la Propiedad Arrendada esté libre de Materiales Peligrosos, cuyo manejo integral no se adecúe y realice en total cumplimiento con la Ley. Los costos relacionados con dichas inspecciones, estudios o verificaciones, deberán ser pagados por el Arrendador; en el entendido, sin embargo, que si por virtud de dichas inspecciones, estudios o verificaciones el Arrendador descubre una Condición Contaminante en la Propiedad Arrendada o el Edificio, y demuestra que fue causada por el Arrendatario, sus Filiales, causahabientes, subarrendatarios, contratistas, subcontratistas, empleados, visitas, agentes, o cualquier Persona bajo su responsabilidad, el Arrendatario deberá reembolsar al Arrendador todos los costos y gastos razonables y necesarios incurridos conforme a esta cláusula, dentro de los 10 (diez) días naturales siguientes a la entrega del recibo y resultados correspondientes. Adicionalmente, si por virtud de dicha inspección, el Arrendador descubre una Condición Contaminante, causada durante la ocupación del Arrendatario de la Propiedad Arrendada, el Arrendatario deberá implementar de inmediato, a su propio costo y gasto, toda Acción de Remediación a fin de eliminar cualquier Condición Contaminante, causada por el Arrendatario o sus Filiales, causahabientes, subarrendatarios, contratistas, subcontratistas, empleados, visitas, agentes, o cualquier Persona bajo su responsabilidad, y el Arrendatario acuerda en someterse a programas de autorregulación y de auditoría ambiental o de naturaleza similar ante la Procuraduría Federal de Protección al Ambiente o ante cualquier autoridad que sustituya a la anterior, como el programa de “Industria Limpia” u otro de naturaleza similar, a fin de cumplir con las Leyes y, de ser el caso, con las Acciones de Remediación que fueren necesarias para restablecer las condiciones de la Propiedad Arrendada, incluyendo el pago de multas y otras sanciones administrativas, la implementación de medidas de seguridad, la corrección de irregularidades u otras faltas u omisiones en las que el Arrendatario haya incurrido de acuerdo con las Leyes.

Upon not less than 3 (three) business day prior notice to Lessee, Lessor may take samples, perform periodical inspections, studies or verifications at the Leased Property, in order to verify that the Leased Property is free of Hazardous Materials whose integrated management does not fully comply in with the Law. The costs related to the above inspections, studies or verifications, shall be paid by the Lessor; provided, however, that if due to such inspections, studies or verifications Lessor discovers a Contamination Condition in the Leased Property or the Building and demonstrates that it was caused by Lessee or its Affiliates, successors, sub-lessees, contractors, subcontractors, employees, visitors, agents, or any Person under its responsibility, Lessee shall reimburse Lessor all reasonable and necessary costs and expenses incurred pursuant to this clause, within the 10 (ten) calendar days following to the delivery of the corresponding receipt and results. Additionally, if due to such inspection, Lessor discovers a Contamination Condition, caused by Lessee during Lessee’s occupation of the Leased Property, Lessee shall immediately implement at its own cost and expense, all Remedial Actions in order to eliminate any Contamination Condition caused by Lessee or its Affiliates, successors, sub-lessees, contractors, subcontractors, employees, visitors, agents, or any Person under its responsibility, and Lessee further agree, to submit to the self-regulation and environmental audit programs or any other similar program thereof before the Federal Bureau for Environmental Protection (Procuraduría Federal de Protección al Ambiente) or any substituting authority thereof, such as “Clean Industry” or any other similar program, in order to fulfill the Laws and, if such is the case, the Remedial Actions that may be necessary to restore the conditions of the Leased Property, including the remediation of fines or other administrative charges, the implementation of security measures, the correction of irregularities or other omissions or failures in which the Lessee might have incurred pursuant to the Laws.

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7.3       Otras Licencias, Permisos y Autorizaciones para la Operación de la Propiedad Arrendada. Además de lo pactado en las cláusulas 7.1 y 7.2, la Arrendataria será total y exclusivamente responsable de obtener y mantener vigentes durante el tiempo que ocupe la Propiedad Arrendada todos los permisos, licencias y/o autorizaciones que conforme a la Legislación Aplicable sean necesarias para la operación de sus actividades industriales conforme a los Usos Permitidos. Para tal efecto, el Arrendador facilitará al Arrendatario cualquier tipo de documentación solicitada por las autoridades competentes necesaria para efectuar los trámites a que se refiere esta cláusula.

7.3       Other Licenses, Permits and Authorizations for the Operation of the Leased Property. In addition to the covenants included in clauses 7.1 and 7.2 hereof, Lessee shall be fully and solely responsible for obtaining and maintaining in full force and effect, during the time occupying the Leased Property, all permits, licenses and authorizations that under the Applicable Laws are necessary for the operation of its industrial activities pursuant to the Permitted Uses. For such purpose, Lessor shall provide to Lessee any documentation requested by the competent authorities necessary to complete the filings referred herein.

El Arrendatario por este medio se obliga a entregar al Arrendador, en un plazo no mayor de diez (10) días naturales siguientes a la solicitud por escrito del Arrendador, copia simple de cada uno de sus permisos, licencias y/o autorizaciones, incluyendo, en su caso, cualquier permiso de tipo ambiental. En caso de que los permisos, licencias y/o autorizaciones aún no hayan sido expedidos, el Arrendatario se considerará en cumplimiento con lo previsto en esta cláusula 7, mediante la presentación de evidencia de que, dichos todos los permisos, licencias y/o autorizaciones están en trámite y que ha presentado toda la documentación y llenado los requisitos correspondientes.

Lessee hereby agrees to deliver to Lessor, within a term not exceeding 10 (ten) calendar days following the Landlord’s written request, a copy of each and all permits, licenses and authorizations, including in its case, any permit of environmental nature. In the case that the permits, licenses and authorizations have not yet been issued, Lessee shall be considered in compliance with that set forth in this clause 7, by delivering evidence that said permits, licenses and authorizations have been filed and that it has submitted all corresponding documents and requirements in that regard.

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7.4 Gastos. Los gastos incurridos para la obtención de las licencias, permisos y/o autorizaciones señaladas en esta cláusula serán por cuenta del Arrendatario.	7.4 Expenses. Expenses incurred for obtaining licenses, permits and/or authorizations mentioned in this clause shall be borne by the Lessee.

7.5       Incumplimiento. Las partes convienen en que cualquier incumplimiento, sustancial y no subsanado, a lo previsto en esta cláusula 7 por parte del Arrendatario será considerado como una causal de recisión de este Contrato, sin necesitad de resolución judicial alguna y sin liberar al Arrendatario de su responsabilidad. Lo anterior no libera al Arrendatario de sus responsabilidades u obligaciones con cualquier Autoridad Gubernamental respecto a la descarga de sus aguas residuales que puedan ser impuestas por alguna Ley Aplicable; por lo tanto, el Arrendatario será la única parte responsable del cumplimiento de dichas responsabilidades y obligaciones y se obliga a indemnizar y a sacar en paz y a salvo al Arrendador de cualquier responsabilidad o Daños y Perjuicios en relación con las obligaciones del Arrendatario previstas en esta cláusula.

7.5        Breach. The parties hereby agree that a material and uncured breach of this clause 7 by Lessee shall be considered as a rescission cause of this Agreement, with no further requirements for a judicial resolution and without releasing Lessee from being liable. The above does not release Lessee from its responsibilities and obligations to any Governmental Authority with respect to the discharge of its residual waters which may be imposed by any Applicable Laws; therefore, Lessee shall be the only responsible party for the fulfillment of these obligations and shall indemnify Lessor and hold it harmless from any liability or Damages derived from or related to the obligations of Lessee under this clause.

Cláusula 8. Mantenimiento.	Clause 8. Maintenance.

8.1       Mantenimiento del Arrendador. El Arrendador, a su propio costo y gasto, llevará a cabo todas las reparaciones, la estructura de muros, la estructura del techo (incluyendo los miembros de soporte, pero excluyendo el aislamiento de techos y la membrana) del Edificio, que sean necesarios; siempre y cuando dichas reparaciones (a) no sean imputables al Arrendatario o sus Filiales, causahabientes, subarrendatarios, contratistas subcontratistas, empleados, visitas, agentes, o cualquier Persona bajo su responsabilidad, por haber sometido estas áreas estructurales a cargas por encima de las cargas de diseño, y que el uso de estos elementos estructurales están siendo estrictamente utilizadas para el propósito para el cual fueron diseñadas, y (b) no sean imputables a la negligencia o mala fe del Arrendatario o de sus Filiales, causahabientes, subarrendatarios, contratistas, subcontratistas, empleados, visitas, agentes, o cualquier Persona bajo su responsabilidad. El Arrendatario deberá notificar por escrito al Arrendador en un plazo que no excederá de 10 (días) días naturales a la fecha en que tenga conocimiento de los daños a la Propiedad Arrendada, la necesidad de que realice algún mantenimiento o reparación conforme a lo dispuesto por esta cláusula.

8.1       Maintenance by Lessor. Lessor shall, at its own cost and expense, provide all repairs and replacements of Building foundations, the structure of walls and the structure of the roof (including the support members but without including the ceiling insulation and the membrane) that may be needed; provided that such repairs (a) are not imputable to Lessee, its Affiliates, successors, sub-lessees, contractors, subcontractors, employees, visitors, agents, or any Person under its responsibility, for subjecting this structural areas to loads over the designed loads, and that the use of these structural elements has been strictly used for the purpose for which they were designed, and (b) are not imputable to the gross negligence or bad faith of the Lessee, its Lessee or its Affiliates, or Affiliates, successors, sub-lessees, contractors, subcontractors, employees, visitors, agents, or any Person under its responsibility. Lessee must notify Lessor in writing within a period not exceeding 10 (ten) calendar days from the date it becomes aware of damage to the Leased Property, the need to perform any maintenance or repair in accordance with the provisions of this clause.

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El Arrendador realizará los esfuerzos razonables para minimizar la interferencia con la actividad comercial del Arrendatario en relación con el desempeño de cualquier trabajo descrito en esta cláusula.

Lessor shall use reasonable efforts to minimize interference with Lessee’s conduct of business in connection with Lessor’s performance of any work described in this clause.

8.2       Mantenimiento del Arrendatario. El Arrendatario, a su propio costo y gasto, deberá mantener y llevar a cabo todas las reparaciones y remplazos no estructurales, incluyendo, los techos, canales y tubos de desagüe limpios y pintados, la pintura interior y exterior del Edificio, la membrana, los sistemas eléctricos, hidráulicos y de aire acondicionado, el aislamiento del Edificio y el sistema de prevención de fuego interior desde la fecha de celebración este Contrato y hasta la desocupación y entrega del Edificio a la entera satisfacción del Arrendador. En el caso de la membrana, en virtud de que esta tiene una garantía por plazo determinado, es necesario que el Arrendatario notifique al Arrendador inmediatamente cualquier problema que observe durante inspecciones rutinarias o mantenimiento del techo. Por último, el Arrendatario no podrá perforar el techo sin el consentimiento previo y por escrito del Arrendador.

8.2        Maintenance by Lessee. Lessee shall maintain and carry out, at its own cost and expense, all non-structural repairs and replacements, including keeping the roof, gutters and downspouts clean and painted, the interior and exterior paint of the Building, the membrane, all electric, hydraulic and air conditioning systems and the insulation of the Building, the fire prevention system and the interior from the date of execution of this Agreement until its vacancy and delivery at Lessor’s total satisfaction. Regarding the membrane, as it is guaranteed for a determined term, Lessee must immediately notify Lessor any problems detected during its routine inspections or the maintenance of the roof. Finally, the Lessee may not drill the ceiling without the prior written consent of Lessor.

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Además de lo anterior, el mantenimiento por parte del Arrendatario se sujetará a lo siguiente: (a) el Arrendatario llevará a cabo todos los mantenimientos necesarios, utilizando personal cualificado por los fabricantes de las instalaciones o equipos, a efecto de mantener vigentes las garantías otorgadas por dichos fabricantes, y (b) si en cualquier momento durante el Plazo el Arrendatario incumple con cualquiera de sus obligaciones de mantenimiento al amparo de este Contrato, previa notificación por escrito con 15 (quince) días naturales de anticipación al Arrendatario (o sin notificación en caso de emergencia) el Arrendador podrá, sin estar obligado a ello y sin liberar al Arrendatario de sus obligaciones, llevar a cabo los actos a los que el Arrendatario está obligado conforme al presente Contrato (exclusivamente a costo y gasto del Arrendatario), para lo cual tendrá derecho a ingresar a la Propiedad Arrendada y llevar a cabo todos los actos necesarios para el caso en particular. Todas las cantidades pagadas por el Arrendador respecto del cumplimiento de dichas obligaciones del Arrendatario deberán ser pagadas por el Arrendatario, en cuanto las mismas sean solicitadas por el Arrendador.

Furthermore, the maintenance by Lessee shall be subject to the following: (a) Lessee shall provide such maintenance with personnel qualified by the equipment and installations fabricators that required so, in order to maintain in force the guaranties granted by the fabricators, and (b) if at any time during the Term, Lessee fails to perform any of its maintenance obligations hereunder, Lessor, after 15 (fifteen) calendar days of having given written notice to Lessee to this effect (or without notice in the case of emergency), and without waiving or releasing Lessee from any of its obligations contained in this Agreement, may, but without being obligated to do so, perform acts which Lessee is obligated to perform (at Lessee’s sole cost and expense), and shall be able to enter the Leased Property for such purpose, and to carry out all acts that are necessary in the particular case. Likewise, all sums paid by the Lessor with respect to the performance of said obligations of the Lessee shall be payable by Lessee to Lessor on demand.

8.3        Limpieza de la Propiedad Arrendada. En todo caso el Arrendatario será responsable de mantener la Propiedad Arrendada limpia y en buen estado, así como de contratar los servicios de recolección de basura y residuos peligrosos que se requieran de acuerdo a las actividades del Arrendatario en la Propiedad Arrendada.

8.3 Cleanliness of the Leased Property. In any case, Lessee shall be responsible of keeping the Leased Property clean and in good condition, as well as to hire those garbage and dangerous residuals generated by the activities of the Lessee at the Leased Property.
Cláusula 9. Mejoras.	Clause 9. Modifications.

9.1       Mejoras Realizadas por el Arrendatario. El Arrendatario podrá, a su propio costo y gasto, llevar a cabo mejoras menores o cambios a la Propiedad Arrendada, a su propio costo y riesgo, previa notificación por escrito al Arrendador describiendo dichas mejoras, siempre y cuando éstas (a) no alteren o deterioren la estructura de la Propiedad Arrendada, y (b) en suma durante el Plazo, no excedan la cantidad de USD $1’000,000.00 (un millón de Dólares 00/100), siempre y cuando dichas modificaciones o alteraciones no incrementen la superficie bajo techo del Edificio (las “Mejoras del Arrendatario”).

9.1       Modifications made by Lessee. Lessee is hereby authorized to make minor modifications or alterations to the Leased Property, at its own cost and risk, with prior written notice to Lessor describing said modifications and so long as said modifications (a) do not alter or deteriorate the structure of the Leased Property, and (b) in the aggregate throughout each calendar year, do not exceed the amount of USD $1’000,000.00 (one million Dollars 00/100) so long as such modification or alterations do not increase the size of Building (“Lessee Improvements”).

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Salvo por lo expresamente dispuesto anteriormente, el Arrendatario no podrá hacer ninguna otra mejora o cambio a la Propiedad Arrendada, sin el consentimiento previo y por escrito del Arrendador; en el entendido que dicho consentimiento podrá ser denegado por el Arrendador a su entera discreción.

Except as expressly provided above, Lessee shall not make any other modifications or alterations to the Leased Property without the written consent of Lessor; in the understanding that such consent may be denied by Lessor in its sole discretion.

Cualquier mejora o cambio realizado a la Propiedad Arrendada por parte del Arrendatario deberá llevarse a cabo de manera profesional de primera clase, utilizando únicamente materiales de primera clase, consistentes con el Edificio, y deberá cumplir con todas las reglas del Arrendador y las Leyes.

Any modifications or alterations made by Lessee shall be performed in a first-class workmanlike manner, using only first-class grades of materials, consistent with the Building, and shall comply with all of Lessor’s rules and the Laws.

El Arrendatario en este acto renuncia, de manera expresa e irrevocable, todos los derechos a solicitar al Arrendador el reembolso por cualquier mejora que realice, incluyendo sin limitar el de las Mejoras del Arrendatario, en los términos previstos en el Código Civil Federal.

Lessee hereby expressly and irrevocably waives all rights to request a refund to Lessor for any improvement made, including but not limited to the Lessee Improvements, in accordance with the Federal Civil Code.

Las partes convienen que el Arrendador no estará obligado a realizar ninguna inversión, mejora, mantenimiento o adaptación en la Propiedad Arrendada, por lo que la misma será tomado por el Arrendatario en las condiciones que se encuentra, y será el Arrendatario, quién con la previa autorización del Arrendador conforme a los términos de este Contrato, llevará a cabo por su cuenta, costo y responsabilidad todas las mejoras y adecuaciones que la Propiedad Arrendada requiera para el establecimiento de su negocio.

The parties agree that Lessor shall not be obligated to make any investment, improvements, maintenance or adaptation to the Leased Property, for it will be delivered to Lessee as is, and the Lessee, with the previous authorization of the Lessor according to the terms set forth in this Agreement, shall carry out at its sole cost, expense and responsibility each and every one of the improvements and modifications required by the Leased Property for the installation of its business.

9.2       Remoción de Mejoras del Arrendatario a la Terminación del Contrato. Las mejoras e instalaciones construidas en la Propiedad Arrendada por el Arrendatario, incluyendo sin limitar las Mejoras del Arrendatario, que incorpore permanentemente, deberán ser removidas por el Arrendatario a la Fecha de Terminación. El Arrendatario deberá pagar cualquier gasto, erogación o daño causado a la Propiedad Arrendada al momento de demoler o remover dichas mejoras de las instalaciones, incluyendo sin limitar las Mejoras del Arrendatario. Así mismo, deberá sellar, cortar y cubrir adecuadamente todos los cables, tuberías o ductos con relación a cualquier mejora que el Arrendador instruya al Arrendatario remover. En caso que existan cables, tuberías o ductos incorporados a las paredes o techos, el Arrendatario deberá proporcionar al Arrendador los planos que detallen la ubicación de dichos cables, tuberías o ductos.

9.2        Removal of Lessee Improvements upon Termination of the Agreement. All the modifications and installations built in the Leased Property by Lessee, including but not limited to the Lessee Improvements, which are permanently affixed, shall be removed by Lessee at the Expiration Date. Lessee shall pay any expense, expenditure or damage caused to the Leased Property upon demolition or removal of the improvements, the facilities and/or equipment including but not limited to the Lessee Improvements. Likewise, Lessee shall adequately seal, cut and cover all wires, piping or ducts related to any improvement that the Lessor orders to be removed. If any wire, piping or duct is incorporated into the walls or roofs, the Lessee shall provide Lessor with blueprints detailing the location of such wiring, piping or duct.

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9.3 Letreros. El Arrendador autoriza al Arrendatario a colocar cualquier letrero relacionado con su negocio con la condición de que dichos letreros cumplan con la ley local.	9.3 Signs. Lessor hereby authorizes Lessee the right to erect or place any sign related to its business on the condition that such signs comply with local law.

9.4       Ampliaciones del Edificio. En caso que el Arrendatario desee construir alguna ampliación en el Edificio que implique la construcción de pies cuadrados cubiertos bajo techo, las partes acuerdan someterse a lo siguiente:

9.4 Expansions to the Building. In the event Lessee wishes to build an expansion to the Building that imply the construction of under roof square footage, the parties hereto agree as follows:

(a) El Arrendatario deberá notificarlo por escrito al Arrendador, para que el Arrendador, en un plazo de 30 (treinta) días naturales contados a partir de la fecha en que reciba la notificación, le comunique al Arrendatario si tiene interés en fondear y construir la ampliación,

(a) Lessee shall give written notice to Lessor, so that Lessor, in a term of 30 (thirty) calendar days from the date it receives such notice, may let Lessee know if it intends to fund and build such expansion,

(b) En caso que el Arrendador decida construir la ampliación, las partes deberán negociar de buena fe los términos y condiciones comunes a esta clase de obras, por un periodo que no exceda los treinta (30) días, en el entendido que, la construcción será con las mismas características del Edificio actual para la manufactura de carros de ferrocarril. Además, en este caso el Arrendador será responsable de obtener todas las licencias, permisos y autorizaciones requeridas por las autoridades federales, estatales o municipales para realizar las construcciones mencionadas, incluyendo sin limitar, manifestaciones de impacto ambiental, informes preventivos, licencias de construcción, terminación de obra, avisos, autorización sanitaria de las autoridades laborales y cualquier otro estudio, permiso, licencia o autorización que requiera la Ley Aplicable a la Propiedad Arrendada o al tipo de obra o instalación a realizar por el Arrendatario en la Propiedad Arrendada, y las pólizas de seguros de responsabilidad y riesgo adecuadas para este tipo de obras. Antes del inicio de las obras correspondientes, el Arrendador entregará al Arrendatario copias de la póliza de seguro y demás documentos antes mencionados. Asimismo, el Arrendador mantendrá dichas licencias, permisos y autorizaciones, pólizas de seguro y demás documentos, vigentes durante el tiempo necesario para realizar las obras o instalaciones relacionadas a la ampliación del Edificio,

(b) In the event Lessor decides to build the expansion, the parties shall negotiate in good faith the terms and conditions common to these types of works for a period not to exceed thirty (30) days, provided however that, the construction shall be, of the same characteristics of the current Building for the manufacture of railcars. In addition, in this case Lessor shall be responsible to obtain all licenses, permits and authorizations required by the federal, state or municipal authorities to carry out the related constructions, including without limitation, environmental impact reports, preventive reports, construction licenses, construction termination notices, sanitary authorization by labor authorities and any other study, permit, license or authorization required by Applicable Law to the Leased Property or to the type of work or installation to be carried out by the Lessee at the Leased Property, and the liability and risk insurance policies adequate for such kind of works. Before the commencement of the corresponding works, Lessor shall deliver to Lessee copies of the insurance policy and other documents mentioned above. Likewise, Lessor shall maintain such licenses, permits and authorizations, certificate of insurance and other documents, in effect during the time necessary to carry out the related works or installations for the expansion of the Building,

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(c) El Arrendatario pagará al Arrendador, de conformidad con la cláusula 4.1, la cantidad anual de Renta por pie cuadrado de la superficie total de la expansión, pagadera en el momento en que dicha expansión esté terminada,

(c) Lessee shall pay Lessor, pursuant to clause 4.1, the annual amount of Rent per square foot of the total surface of the expansion, payable in the time such expansion is finished,
(d) El Arrendatario le pagará al Arrendador la renta por la ampliación de la misma forma pactada en la cláusula 4 de este Contrato, aplicable para el pago de la Renta,	(d) Lessee shall pay Lessor the rent payable for the expansion under the same terms set forth in clause 4 of this Agreement, applicable to the payment of the Rent,

(e) El Arrendador no está obligado a construir la ampliación, en cuyo caso, después del periodo de treinta (30) días siguientes a la recepción de la notificación anterior referida en el inciso (a) anterior, el Arrendatario estará automáticamente autorizado para construir la ampliación directamente. El Arrendatario no pagará renta alguna sobre la ampliación del Edificio y las obras que construya serán transferidas por accesión al Arrendador a la terminación por cualquier causa, y el Arrendador no estará obligado a pagar la ampliación o a reembolsar los gastos incurridos por el Arrendatario en la edificación de dichas obras.

(e) Lessor shall not be obligated to build the expansion, in which case, following the first thirty (30) day period following receipt of notice in subsection (a) above, Lessee shall be automatically authorized to build the expansion directly. Lessee shall pay no rent whatsoever over the expansion of the Building and the works that builds shall be transferred to Lessor at the termination hereof for any reason whatsoever, and Lessor shall not be obligated to pay the expansion or to reimburse any expenses or costs incurred by Lessee when building such works.

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(f) En caso de que el Arrendatario construya la ampliación de conformidad con esta cláusula será responsable de obtener todas las licencias, permisos y autorizaciones que se requieran de parte de las autoridades federales, estatales y/o municipales para llevar a cabo las construcciones de que se trate, incluyendo sin limitar, manifestaciones de impacto ambiental, informes preventivos, informes continuos, licencias de construcción, avisos de terminación de obra, licencias sanitarias, autorizaciones de autoridades laborales y cualquier tipo de estudio, permiso, licencia o autorización requerido por la Legislación Aplicable a la Propiedad Arrendada o al tipo de obra o instalación que el Arrendatario pretenda llevar a cabo dentro de ésta, así como de los seguros de responsabilidad y riesgos que sean adecuados a los trabajos de que se trate. Previo al inicio de los trabajos correspondientes, el Arrendatario se obliga a entregar al Arrendador, copias de las pólizas de seguros y demás documentos antes mencionados. Asimismo, el Arrendatario será responsable de mantener dichas licencias, permisos, autorizaciones, seguros y demás documentos vigentes durante el tiempo que sea necesario para llevar a cabo las obras o instalaciones de la ampliación del Edificio.

(f) In the event that Lessee builds the expansion pursuant to this clause, then it shall be responsible to obtain all licenses, permits and authorizations required by the federal, state or municipal authorities to carry out the related constructions, including without limitation, environmental impact reports, preventive reports, construction licenses, construction termination notices, sanitary authorization by labor authorities and any other study, permit, license or authorization required by Applicable Law to the Leased Property or to the type of work or installation to be carried out by the Lessee at the Leased Property, and the liability and risk insurance policies adequate for such kind of works. Before the commencement of the corresponding works, the Lessee shall deliver to Lessor copies of the insurance policy and other documents mentioned above. Likewise, Lessee shall maintain such licenses, permits and authorizations, certificate of insurance and other documents, in effect during the time necessary to carry out the related works or installations for the expansion of the Building.

Cláusula 10. Expropiación.	Clause 10. Condemnation.

10.1       Expropiación Total de la Propiedad Arrendada. En caso que la Propiedad Arrendada se vea afectada en su totalidad a causa de una Expropiación, este Contrato terminará sin necesidad de resolución judicial a partir de la fecha de desposesión de la Propiedad Arrendada por parte de la Autoridad Gubernamental. El Arrendatario en este acto renuncia expresamente a exigir al Arrendador el pago de Daños y Perjuicios con motivo de dicha terminación.

10.1       Total Condemnation of the Leased Property. In the event that all of the Leased Property shall be subject to Condemnation, this Agreement shall automatically terminate, with no further requirements for a judicial resolution, as of the date of dispossession of the Leased Property by the Governmental Authority. Lessee hereby expressly waives the right to require Lessor the payment of Damages resulting from such termination.

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10.2       Expropiación Parcial de la Propiedad Arrendada. (a) En caso que el 50% (cincuenta por ciento) o menos de la superficie arrendable del Edificio sea afectada a causa de una Expropiación y el Arrendatario pueda utilizar el Edificio para los mismos fines previos a dicha Expropiación, sin afectación material a sus operaciones comerciales (según sea determinado por un perito neutral designado por las partes), este Contrato continuará en pleno vigor y efecto con las siguientes consecuencias: (i) la superficie arrendada de la Propiedad Arrendada y el Edificio se modificará en la medida en que fue afectada cada una de ellas con motivo de la Expropiación, (ii) la Renta deberá ser ajustada en proporción únicamente a la parte del Edificio afectada a causa de la Expropiación, y (iii) el Plazo terminará respecto de la parte del Edificio afectada a causa de dicha Expropiación, a partir de la fecha de desposesión al Arrendatario. El Arrendatario en este acto renuncia expresamente a exigir al Arrendador el pago de Daños y Perjuicios con motivo de la afectación parcial en el uso y goce de la cosa.

10.2       Partial Condemnation of the Leased Property. (a) In the event that 50% (fifty percent) or less of the rentable area of the Building is taken by Condemnation and Lessee can use the Building for the same purpose as prior thereto without material impairment to its business operations (as determined by a neutral, third party expert, reasonably agreed upon by the parties), this Agreement shall continue in full force and effect with the following consequences: (i) the leased area of the Leased Property and the Building shall be amended to the extent that was affected by such Condemnation, (ii) the Rent shall be adjusted in proportion to that portion of the Building taken by such Condemnation, and (iii) the Term shall expire only as to the portion of the Building so taken, effective on the date of dispossession of Lessee. Lessee hereby expressly waives the right to require Lessor the payment of Damages resulting from the partial impairment in the use and enjoyment of the Leased Property.

Una vez que el Arrendador reciba la indemnización por Expropiación, deberá hacer todas las reparaciones y mejoras necesarias al Edificio para restaurar el Edificio y la Propiedad Arrendada, a una condición similar a la condición previa a dicha Expropiación, según sea posible y tan pronto como sea posible (en un plazo que no podrá exceder de 6 (seis) meses contados a partir de la fecha en que el Arrendador reciba dicha indemnización por Expropiación). Sin embargo, el Arrendador no estará obligado a gastar en dichas mejoras una cantidad mayor al Monto Recibido por el Arrendador a causa de la Expropiación, y

Lessor shall, upon receipt of the award in Condemnation, make all necessary repairs or alterations to the Building to restore the Building and Leased Property to a condition that is as similar to the condition that existed immediately prior to such Condemnation as is reasonably possible as promptly as possible (within a period that may not exceed 6 (six) months from the date on which Lessor receives such Condemnation award). However, Lessor shall not be required to spend for such work an amount in excess of the Amount Received by Lessor due to the Condemnation, and

(b) En caso que más del 50% (cincuenta por ciento) de la superficie arrendable del Edificio sea afectada a causa de una Expropiación o que el Arrendatario no puede utilizar el Edificio para los mismos fines previos a dicha Expropiación, sin afectación material a sus operaciones comerciales (según sea determinado por un perito neutral, razonablemente designado por las partes), este Contrato terminará sin necesidad de resolución judicial a partir de la fecha de desposesión de la Propiedad Arrendada por parte de la Autoridad Gubernamental. El Arrendatario en este acto renuncia expresamente a exigir al Arrendador el pago de Daños y Perjuicios con motivo de dicha terminación.

(b) In the event that more than 50% (fifty percent) of the rentable area of the Building is taken by Condemnation or Lessee cannot use the Building for the same purpose as before without material impairment to its business operations (as determined by a neutral third party expert, reasonably agreed upon by the parties), this Agreement shall automatically terminated, with no further requirements for a judicial resolution, as of the date of dispossession of the Leased Property by the Governmental Authority. Lessee hereby expressly waives the right to require Lessor the payment of Damages resulting from such termination.

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10.3       Propiedad del Monto Recibido. El Monto Recibido pertenecerá al Arrendador y al Arrendatario, solo en la medida y por el valor de cualquier expansión que construya, de conformidad con los términos del Código Civil Federal y las Leyes Aplicables, excepto en el caso de la cláusula 10.2 (a) del presente.

10.3       Property of the Amount Received. The Amount Received will belong to Lessor and Lessee, only to the extent and for the value of any expansions built by Lessee, pursuant to the terms of the Federal Civil Code and related Applicable Laws, except in case of clause 10.2(a) hereof.

Cláusula 11. Siniestros.	Clause 11. Casualties.

11.1       Siniestros Responsabilidad del Arrendador. El Arrendador solamente será responsable de los daños causados por algún siniestro cuya causa sea un vicio oculto de la Propiedad Arrendada que impidan el uso de ella, en los términos establecidos en la Ley Aplicable.

11.1       Casualties that are Lessor’s Responsibility. Lessor will only be liable for damages caused by a casualty derived from a hidden defect of the Leased Property that prevent the use of it, under the terms established in the Applicable Law.

En el caso de algún siniestro de esta naturaleza las partes se someterán a las siguientes reglas:	In the event of any incident of this nature, the parties are subject to the following rules:
(a) En un plazo que no excederá de 3 (tres) días hábiles, el Arrendatario notificará el evento al Arrendador y a la compañía de seguros.	(a) Within a period not to exceed three (3) business days, Lessee shall notify the incident to the Lessor and the insurance company.

(b) Las partes tomarán toda medida preventiva para proteger vidas y prevenir mayores daños a la Propiedad Arrendada, y apoyarán a las Autoridades Gubernamentales y a la compañía de seguros en todo lo que sea necesario para esclarecer y resolver el siniestro.

(b) The parties shall take any preventive measure to protect lives and prevent further damages to the Leased Property, and shall support the Governmental Authorities and the insurance company in whatever is necessary to clarify and resolve the incident.

(c) Las partes contratarán, de común acuerdo, un perito que determinará las causas del siniestro.	(c) The parties shall hire, by mutual agreement, an expert to determine the causes of the accident.

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(d) Cuando las causas del siniestro sean atribuibles al Arrendador, dentro de un plazo que no excederá de 6 (seis) meses, éste deberá realizar todas las construcciones y/o mejoras necesarias para que el Arrendatario pueda operar como está contemplado en este Contrato, una vez que la compañía de seguros cubra el siniestro. En este caso en que las causas del siniestro sean atribuibles al Arrendador, el pago de la Renta se suspenderá durante todo el tiempo en que dure la construcción de las mejoras para resolver el siniestro, siempre y cuando (i) el Arrendatario suscriba un convenio confirmando la validez de este Contrato y ampliando el Plazo, por el mismo número de días requeridos para restaurar la Propiedad Arrendada a la condición que tenía antes del siniestro, y (ii) el Arrendador obtenga el consentimiento de sus acreedores para dicha restauración, en su caso. Exclusivamente en caso que el siniestro sea resuelto por el Arrendador conforme a esta cláusula, a satisfacción del Arrendatario, el Arrendatario en este acto éste renuncia expresamente a exigir al Arrendador el pago de Daños y Perjuicios con motivo del siniestro.	(d) When the causes of the loss are attributable to Lessor, within a period not to exceed six (6) months, it shall carry out all construction and/or improvements necessary for Lessee to operate as contemplated herein, once the insurance company have covered the loss. In this case where the causes of the loss are attributable to Lessor, the Rent shall be suspended throughout the period in which the improvements are being built to resolve the casualty, provided however (i) Lessee shall sign an agreement confirming the validity of this Agreement and extending the Term by the same number of days required to restore the Leased Property to the condition it had prior to the casualty, and (ii) Lessor shall have received its creditors consent for such restoration, if any. Exclusively in the case that the casualty is resolved by Lessor pursuant to this clause at satisfaction to Lessee, then Lessee hereby expressly waives the right to require Lessor the payment of Damages resulting from the loss.

11.2       Siniestros Responsabilidad del Arrendatario. Salvo que el Arrendador sea el responsable de los daños causados por vicios ocultos de la Propiedad Arrendada en los términos de la Ley Aplicable o sean atribuibles a un Caso de Fuerza Mayor, el Arrendatario será responsable por cualquier daño causado a la Propiedad Arrendada.

11.2 Casualties that are Lessee’s Responsibilities. Unless Lessor is responsible for the damage caused by hidden defects of construction in terms of Applicable Law or are attributable to a Force Majeure Event, Lessee shall be liable for any damage caused to the Leased Property.

En el caso de algún siniestro de esta naturaleza las partes se someterán a las siguientes reglas:	In the event of any incident of this nature, the parties are subject to the following rules:
(a) En un plazo que no excederá de 3 (tres) días hábiles, el Arrendatario notificará el evento al Arrendador y a la compañía de seguros.	(a) Within a period not to exceed three (3) business days, Lessee shall notify the incident to Lessor and the insurance company.

(b) Las partes tomarán toda medida preventiva para proteger vidas y prevenir mayores daños a la Propiedad Arrendada, y apoyarán a las Autoridades Gubernamentales y a la compañía de seguros en todo lo que sea necesario para esclarecer y resolver el siniestro.

(b) The parties shall take any preventive measure to protect lives and prevent further damages to the Leased Property, and shall support the Governmental Authorities and the insurance company in whatever is necessary to clarify and resolve the incident.

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(c) Las partes contratarán, de común acuerdo, un perito que determinará las causas del siniestro.	(c) The parties shall hire, by mutual agreement, an expert to determine the causes of the incident.

(d) Cuando las causas del siniestro sean atribuibles al Arrendatario, dentro de un plazo que no excederá de 6 (seis) meses, éste deberá contratar al Arrendador para que realice todas las construcciones y/o mejoras necesarias para que el Arrendatario pueda operar como está contemplado en este Contrato, una vez que la compañía de seguros cubra el siniestro, siempre y cuando el Arrendador obtenga el consentimiento de sus acreedores para dicha restauración.

(d) When the causes of the loss are attributable to Lessee, within a period not to exceed six (6) months, it shall hire Lessor to perform all necessary construction and/or improvements for Lessee to operate as contemplated herein, once the insurance company have cover the loss, provided Lessor should have received its creditors consent for such restoration, if any.

En cualquiera de los casos señalados en esta cláusula 11.2, el pago de la Renta no se suspenderá durante todo el tiempo necesario para resolver el siniestro.	In any of the events contemplated in this clause 11.2, the payment of the Rent shall not be suspended throughout the period needed to resolve the incident caused by Lessee.

11.3       Siniestros Causados por Caso de Fuerza Mayor. En el caso que los daños a la Propiedad Arrendada sean atribuibles a un caso fortuito o caso de fuerza mayor, ninguna de las partes será responsable por cualquier daño causado a la Propiedad Arrendada. Se entiende como caso fortuito o caso de fuerza mayor cualquier evento imprevisible o inevitable causado por la naturaleza o el hombre bajo la Ley Aplicable, siempre que no sea atribuible a ninguna de las partes o sus subsidiarias, sucesores, subarrendatarios, contratistas, subcontratistas, empleados, visitantes, agentes o cualquier Persona bajo su responsabilidad (el "Caso de Fuerza Mayor").

11.3       Force Majeure. In the event that the damage of the Leased Property is attributable to an act of god or force majeure event, no party shall be responsible for any damage caused to the Leased Property. Act of god or force majeure is understood as any unforeseeable or unavoidable event caused by nature or man under Applicable Law, as long as it is not attributable to any of the parties or their subsidiaries, successors, sub-lessees, contractors, subcontractors, employees, visitors, agents, or any Person under their responsibility (the “Force Majeure Event”).

En el caso de algún siniestro de esta naturaleza las partes se someterán a las siguientes reglas:	In the event of any incident of this nature, the parties are subject to the following rules:
(a) Las partes se regirán por las reglas establecidas en los incisos (a), (b) y (c) de la cláusula 11.2.	(a) The parties shall be subject to the rules to set forth in paragraphs (a), (b) and (c) of clause 11.2.

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(b)        En caso que la Propiedad Arrendada se vea afectada en su totalidad a causa de un siniestro por Caso de Fuerza Mayor, este Contrato terminará sin necesidad de resolución judicial a partir de la fecha en que el perito determine la pérdida total del Edificio. Ninguna de las partes podrá exigir el pago de Daños y Perjuicios con motivo de dicha terminación.

(b)        If all the Leased Property is affected because of a Force Majeure Event, this Agreement shall terminate with no further requirements for a judicial resolution, from the date in which the expert determines the total loss of the Building. The parties will not have the right to require the payment of Damages resulting from such termination.

(c)        En caso que el 50% (cincuenta por ciento) o menos de la superficie arrendable del Edificio sea afectada a causa de un siniestro por Caso de Fuerza Mayor y el Arrendatario pueda utilizar el Edificio para los mismos fines previos a dicho siniestro, sin afectación a sus operaciones (según sea determinado por un perito neutral designado por las partes), este Contrato continuará en pleno vigor y efecto conforme a lo siguiente: (i) el Arrendador deberá corregir los daños para restaurar la Propiedad Arrendada, incluyendo el Edificio, a una condición similar a su condición previa a dicho siniestro, según sea posible física y técnicamente y en un plazo que no excederá de 6 (seis) meses contado a partir de la fecha en que el Arrendador reciba la indemnización del seguro, (ii) la Renta deberá ser reducida mensualmente en proporción a la parte inutilizable de la Propiedad Arrendada, siempre y cuando la Renta esté cubierta por la póliza de seguro a que se refiere la cláusula 13 de este Contrato, (iii) en la medida que se hagan reparaciones a la Propiedad Arrendada, mismas que incrementen la parte utilizable de ésta, la Renta deberá ser incrementada en proporción, (iv) la obligación del Arrendador de aplicar la indemnización del seguro a la reconstrucción de la Propiedad Arrendada estará sujeta (i’) a la obligación del Arrendatario consistente en suscribir un convenio confirmando la validez de este Contrato y ampliando el Plazo por el mismo número de días requeridos para restaurar la Propiedad Arrendada a la condición que tenía previo al siniestro, y (ii’) en la medida requerida el Arrendador obtenga la autorización de sus acreedores para dicha restauración, si hubiera, y (v) el Arrendador no estará obligado a gastar en las reparaciones una cantidad mayor a la indemnización de seguros recibida por la compañía aseguradora.

(c)        In the event that 50% (fifty percent) or less of the leasable area of the Building is affected because of a loss by a Force Majeure Event and Lessee may use the building for the same purpose prior to that sinister, without affecting its operations (as determined by an expert neutral appointed by the parties), this Agreement shall continue in full force and effect, as follows: (i) Lessor must correct the damage in order to restore the Leased Property, including the Building, similar to its condition before de incident such as physically and technically possible and within a period not exceeding six (6) months from the date Lessor receives the insurance compensation (ii) the Rent shall be reduced on a monthly basis in proportion to the unusable part of the Leased Property, as long as the Rent is covered by the insurance policy referred to in clause 13 of this Agreement, (iii) as repairs are made to the Leased Property, which increase the surface of the usable area, the Rent shall be increased accordingly, (iv) Lessor’s obligation to apply the insurance proceeds for the reconstruction of the Leased Property to such effect, is contingent (i’) with Lessee’s obligation of signing an agreement confirming the validity of this Agreement, and extending the Term by the same number of days required to restore the Leased Property to the condition it had prior to the casualty, (ii’) to the extent required, Lessor should have received creditor’s consent for such restoration, if any, and (v) Lessor shall not be required to spend for such work an amount in excess of the amount received as indemnity by the insurance company.

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(d)        En caso que el 50% (cincuenta por ciento) o más de la superficie arrendable del Edificio sea afectada a causa de un siniestro por Caso de Fuerza Mayor y el Arrendatario ya no pueda utilizar el Edificio para los mismos fines previos a dicho siniestro por la afectación a sus operaciones según sea determinado por un perito neutral designado por las partes, (a) cualquiera de las partes podrá notificar por escrito a la otra parte la terminación del presente Contrato y este Contrato terminará sin necesidad de resolución judicial a partir de la fecha en que la otra parte reciba dicha notificación, sin que ninguna de las partes pueda exigir el pago de Daños y Perjuicios con motivo de dicha terminación, o (b) el Arrendatario podrá solicitar por escrito al Arrendador la reconstrucción del Edificio, en cuyo caso aplicarán las reglas establecidas en esta cláusula 11.3, inciso (c), sub-incisos (i), (ii), (iii), (iv) y (v).

(d)        If 50% (fifty percent) or more of the leasable area of the Building is affected because of a loss by a Force Majeure Event and Lessee cannot use the Building for the same purpose prior to that sinister, as determined by an expert designated by both parties, (a) any of the parties may written notify to its counterpart the termination of this Agreement, with no further requirements for a judicial resolution, as of the date of in which the counterpart receives such notification, without having the right to require the payment of Damages as a result of such termination, or (b) Lessee may request in writing to the Lessor the reconstruction of the Building, in which case the rules set out in this clause 11.3, sections (c), sub-sections (i), (ii), (iii), (iv) and (v) shall apply.

11.4       Valor de Reposición. El valor de reposición de cualquier daño o destrucción causados por algún siniestro deberá ser determinados de buena fe por el perito que haya sido designado por ambas partes para este Contrato y en coordinación con la compañía de seguros.

11.4       Replacement Value. The replacement value of any damage or destruction shall be determined in good faith by an expert appointed by both parties to this Agreement and in coordination with the insurance company.

11.5       Pago de Daños al Arrendador. Cualquier cantidad pagadera al Arrendador por daños causados a la Propiedad Arrendada deberá ser reducida de cualquier cantidad pagada al Arrendador por la compañía de seguros.

11.5 Payment of Damages to Lessor. Any amounts payable to Lessor for damages caused to the Leased Property shall be reduced by the amount recovered by Lessor from the insurance company.
Cláusula 12. RESERVADA.	Clause 12. RESERVED.
Cláusula 13. Seguros.	Clause 13. Insurance.

13.1       Las Coberturas. El Arrendatario deberá obtener y mantener en pleno vigor pólizas de seguros que cubran la Propiedad Arrendada del tipo y por las cantidades que se señalan más adelante; en el entendido que, el Arrendatario deberá comprobar al Arrendador todo pago hecho a la(s) compañía(s) de seguros por primas, deducibles y coaseguros en un plazo que no excederá 5 (cinco) días hábiles contados a partir de la fecha en que el Arrendador se lo solicite al Arrendatario.

13.1       Coverages. Lessee shall obtain and maintain in force, insurance policies covering the Leased Property of the type and in the amounts referred to hereinafter; provided that Lessee shall prove Lessor for the payment of any premium, deductible and co-insurance to the insurance company within a period not exceeding five (5) working days from the date Lessor requests such information from Lessee.

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(a)        Seguro que cubra cualquier pérdida o daño de la Propiedad Arrendada incendios, relámpagos, explosiones, inundaciones, huracanes y granizo, aviones, vehículos y humo, terremoto o erupciones volcánicas, huelgas, manifestaciones y vandalismo, incluyendo las cimentaciones, la remoción de escombro y cualesquier otros siniestros que actualmente o más adelante sean cubiertos dentro de la póliza denominada en México como “Cobertura Amplia”, por cantidades suficientes para evitar que el Arrendador se convierta en coasegurado conforme a los términos de las pólizas aplicables, pero en cualquier caso y en todo momento, por cantidades no menores al 100% (cien por ciento) del “valor total asegurable” del Edificio, el cual para efectos de este Contrato será considerado como el costo de reposición del Edificio, equivalente al monto que las partes acuerden por separado dentro de los 30 (treinta) días naturales contados a partir de la fecha de firma del presente instrumento, y dicha cantidad deberá ajustarse anualmente de tal forma que en todo momento represente la totalidad del costo de reposición del Edificio.

(a)        Insurance that covers any loss or damage to the Leased Property caused by fire, lightning, explosion, flooding, hurricanes and hail, airplanes, vehicles and smoke, earthquakes or volcanic eruptions, strikes, riots and vandalism, including the foundations, the rubbish removal and any other risks now or hereinafter embraced by the so-called “Extended Coverage” in Mexico, in amounts sufficient to prevent the Lessor or the Lessee from becoming a co-insurer under the terms of the applicable policies, but in any case and at all times, in amounts not less than 100% (one hundred percent) of the “full insurable value” of the Building, which for purposes hereof shall be considered as the replacement cost of the Building equal to such amount that the parties agree on separately within the next 30 (thirty) calendar days from the date hereof, and such amount shall be annually adjusted in such form that represents at all time the total replacement cost of the Building.

(b)        Seguro General de Responsabilidad Civil que cubra reclamaciones por lesiones a personas, muerte o daño a propiedad que sucedan en o en los límites de la Propiedad Arrendada por la cantidad mínima que las partes acuerden por separado dentro de los 30 (treinta) días naturales contados a partir de la fecha de firma del presente instrumento, en caso de lesiones o muerte, y por la cantidad mínima que las partes acuerden por separado dentro de los 30 (treinta) días naturales contados a partir de la fecha de firma del presente instrumento, en caso de daño en propiedad.

(b)        General Public Liability Insurance, which covers claims for injury to persons or death or property damage that occur in or on the boundaries of the Leased Property for up to that minimum amount that the parties agree on separately within the next 30 (thirty) calendar days from the date hereof for injury or death events, and for that minimum amount that the parties agree on separately within the next 30 (thirty) calendar days from the date hereof for damage to the property.

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(c) Seguro por daños o pérdidas por el mal funcionamiento de los calentadores (o compresores) o por la explosión interna de los calentadores de alta presión (o compresores) instalados en el Edificio, que forma parte de la Propiedad Arrendada, por las cantidades que el Arrendador ocasional y razonablemente requiera.	(c) Insurance against loss or damage caused by malfunction of a boiler (or compressor) or for the internal explosion of a high-pressure boiler (or compressor) installed in the Building, which is part of the Leased Property, in such amounts as the Lessor from time to time reasonably requires.
13.2 Reglas Comunes a los Seguros. Las partes se someten a las siguientes reglas en materia de seguros:	13.2 Common Rules for Insurance. The parties submit to the following insurance rules:

(a)        Las pólizas de seguro deberán obtenerse y acreditarse conforme a pólizas de seguro válidas y vigentes, emitidas por aseguradoras autorizadas para operar en México y razonablemente aceptables para el Arrendador.

(a)        Any the insurance provided in this clause shall be obtained and evidenced under valid and enforceable policies issued by insurers authorized to do business in Mexico and reasonably acceptable to Lessor.

(b)        Todas las pólizas de seguro citadas en esta Cláusula deberán designar al Arrendador como asegurado y/o beneficiario preferente en primer lugar, y el Arrendatario como asegurado adicional o beneficiario preferente en segundo lugar; siendo en cada caso cubiertos sus intereses en la medida del interés asegurable de cada una de las partes.

(b)        All insurance policies provided in this clause shall designate the Lessor as insured or beneficiary in first place and Lessee as additional insured or beneficiary in second place limited; in each case, as their interests may appear and to the extent of said party insurable interest.

(c) Las pólizas de seguro deberán contener cláusulas estándares de hipoteca en favor de los acreedores hipotecarios.	(c) Insurance policies should contain standard clauses regarding mortgage in favor of mortgagees.

(d)        Cada póliza de seguro deberá incluir (i) un compromiso de la compañía de seguros previendo que dicha póliza no será cancelada sin previo aviso al Arrendador con al menos 30 (treinta) días naturales de anticipación, (ii) que cualquier pérdida pagadera al Arrendador será totalmente pagada, no obstante que el Arrendador haya actuado de manera negligente o dolosa y que como resultado de dicha conducta se cancele total o parcialmente la póliza respectiva, y (iii) una renuncia a ejercer el derecho de subrogación por parte de la compañía de seguros, en favor del Arrendador.

(d)        Each insurance certificate shall contain (i) an agreement made by the insurance company, stating that such policy shall not be canceled without at least 30 (thirty) calendar days’ prior notice to the Lessor, (ii) any loss payable to the Lessor will be fully paid, even though Lessor has acted negligently or intentionally and as a result of such conduct the respective policy is canceled in whole or in part, and (iii) a waiver to exercise the right of subrogation by the insurance company, in favor of the Lessor.

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(e)        En caso de siniestro en la Propiedad Arrendada, que resulte en daños o destrucción al Edificio, el Arrendatario inmediatamente deberá notificar por escrito al Arrendador e inmediatamente iniciar con el procedimiento de ajuste de daños.

(e)        In case of casualty to the Leased Property, which results in damage or destruction to the Building, Lessee shall immediately give written notice to the Lessor and immediately begin damage adjustment proceedings.

(f) La suma de la indemnización del seguro, que se pagará como resultado por dicho daño o destrucción se pagará como se establece en el presente a fin de restaurar, reparar, reconstruir o remplazar la Propiedad Arrendada, en la medida de lo posible, a su valor, condición y característica original, inmediatamente antes de los daños o destrucción.

(f)        The sum of the insurance moneys that are to be paid as a result of such damage or destruction shall be paid as set forth herein for the purpose of restoring, replacing, rebuilding or repairing the Leased Property as nearly as possible to its original value, condition and character, existing immediately prior to such damage or destruction.

Cláusula 14. Enajenación, Cesión y Subarrendamiento.	Clause 14. Transfers, Assignment and Subleasing.

14.1       Enajenación, Cargas y Gravámenes. La Arrendadora se reserva la facultad de enajenar, cargar y/o gravar la Propiedad Arrendada a (a) los Sres. Jesús Salvador Gil Benavides, Alejandro Gil Benavides y Salvador Gil Benavides, (b) Filiales, o (c) después de un periodo de 5 (cinco) años, a terceros con el consentimiento del Arrendatario, el cual no deberá ser negado sin razón (en el entendido que transmisiones de propiedad a competidores y sus filiales, cuyo negocio principal es la manufactura de carros de tren y partes para los mismos, deberá considerarse razón suficiente para negar dicho consentimiento).

En todos los casos, el Arrendador notificará por escrito a la Arrendataria con 30 (treinta) días naturales de anticipación a la fecha en que surtirá efectos la transacción. En los casos señalados en los incisos (a) y (b), la notificación bastará para que el Arrendador ejecute la operación. En el caso del inciso (c), dentro de ese plazo, el Arrendatario deberá otorgar su consentimiento o negarlo sustentando fundadamente las razones de su negativa.

En los casos en que proceda la celebración de la transacción, la Arrendadora incluirá en el documento donde se haga constar la operación una disposición que reconozca la existencia y duración del presente Contrato.

14.1       Transfers, Charges and Levies. Lessor reserves the right to transfer, charge and/or encumber the Leased Property to (a) Messrs. Jesús Salvador Gil Benavides, Alejandro Gil Benavides and Salvador Gil Benavides, (b) Affiliates, or (c) following an initial period of 5 (five) years, to third parties upon consent of Lessee, which shall not be unreasonable withheld (provided that transfer to competitors and affiliates thereof, whose primary business is the manufacture of railcars and parts thereof, shall be consider reasonable reasons for withholding such consent).

In all cases, Lessor shall give Lessee in writing with thirty (30) calendar days prior to the date on which it shall take effect the transaction. In those cases set forth in parentheticals (a) and (b) above, the written notice shall suffice for Lessor to enter into the transaction. In the event set forth in parenthetical (c) above, within that term, Lessee shall grant its consent or deny it properly supporting the reasons of its denial.

In those cases that the transaction takes place, Lessor shall include in the corresponding instrument documenting the transaction a provision recognizing the existence and the duration of this Agreement.

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Si lo solicita el Arrendador, el Arrendatario deberá, dentro de los 10 (diez) días hábiles siguientes a que el Arrendador se lo solicite por escrito, suscribir, reconocer y entregar al Arrendador un documento certificando que (a) una copia fiel y exacta de este Contrato se adjunta a dicho documento; (b) el presente Contrato se encuentra en pleno vigor y efecto y sin modificación alguna (o, en su caso, especificando la naturaleza de dicha modificación y adjuntando una copia de la misma); (c) la última fecha de pago de Renta realizado por el Arrendatario; (d) la ausencia de incumplimientos sin subsanar por parte del Arrendador (o, en su caso, una especificación de dichos incumplimientos, si los hubiere); y (e) cualquier otro asunto razonablemente requerido por el Arrendador, cualquier acreedor o posible acreedor del Arrendador o posible adquirente de la Propiedad Arrendada.

If requested by Lessor, Lessee shall, within ten (10) business days following the Lessor written request, execute, acknowledge and deliver to Lessor a document certifying that (a) a true and correct copy of this Agreement is attached to such document; (b) this Agreement is in full force and effect without amendment (or, where applicable, specifying the nature of the change and attaching a copy thereof); (c) the last date of payment of Rent by Lessee; (d) the absence of uncured defaults by Lessor (or, where appropriate, a specification of such breaches, if any); and (e) any other matter reasonably required by Lessor, any creditor or potential creditor of Lessor or potential purchaser of the Leased Property.

Así mismo, el Arrendatario conviene, a solicitud del Arrendador, en subordinar este Contrato en términos mutuamente aceptables para las partes a toda garantía constituida sobre la Propiedad Arrendada (o cualquier parte de la misma), y deberá celebrar un convenio de subordinación razonablemente aceptable para el Arrendador, según lo solicite por escrito cualquier acreedor o beneficiario de dicha garantía, dentro de los 15 (quince) días hábiles siguientes a dicha solicitud; en el entendido que dicho acreedor o beneficiario convenga en reconocer los derechos del Arrendatario conforme a este Contrato, así como en no interrumpir la posesión, el uso y el goce del Arrendatario respecto de la Propiedad Arrendada, en los términos del presente Contrato, sujeto a la condición consistente en que el Arrendatario esté en total cumplimiento de sus obligaciones conforme a este Contrato.

Lessee agrees, at the request of Lessor, to subordinate this Agreement under mutually acceptable terms to the parties to any guarantee placed upon the Leased Property (or any portion thereof), and shall execute into a subordination agreement reasonably acceptable to the Lessor, as requested in writing by any creditor or beneficiary of said guarantee, within 15 (fifteen) business days following said request; provided that such creditor or beneficiary agrees to recognize the Lessee’s rights under this Agreement and to not disturb the possession, use and enjoyment of Lessee with respect to the Leased Property, under this Agreement subject to the condition that Lessee continues to perform its obligations hereunder.

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En todo caso, las partes quedan en el entendido que, de conformidad con las Leyes, este Contrato subsistirá en pleno vigor y efecto sobre cualquier transmisión de propiedad respecto de la Propiedad Arrendada o la ejecución de cualquier gravamen, a cargo del Arrendador, sobre la misma, y cualquier incumplimiento de pago de dichos gravámenes no afectará de modo alguno los términos de este Contrato. En caso que algún acreedor o beneficiario de garantía o cualquier otra Persona adquiera la Propiedad Arrendada derivado de algún procedimiento de ejecución o de cualquier otra forma, el acreedor, beneficiario o la Persona correspondiente deberá asumir las obligaciones del Arrendador conforme al presente Contrato, como propietario de la Propiedad Arrendada y el Arrendatario conviene en reconocer al nuevo propietario de la Propiedad Arrendada.

In any case, the parties are in the understanding that in accordance with the Laws, this Agreement shall remain in full force and effects regarding any transfer of ownership of the Leased Property or the execution of any charge, by Lessor thereon, and any default on those charges shall not affect in any way the terms of this Agreement. If any creditor or beneficiary of a guarantee or any other Person acquires the Leased Property as a result of an enforcement proceeding or otherwise, the creditor, beneficiary or Person concerned must assume the obligations of Lessor hereunder as owner of the Leased Property and Lessee agrees to recognize the new owner of the Leased Property.

Las partes quedan en el entendido que los Sres. Jesús Salvador Gil Benavides, Alejandro Gil Benavides y Salvador Gil Benavides se encuentran actualmente en negociaciones con el Arrendador para adquirir el Primer Terreno y el Edificio y asumir determinadas cuentas por pagar del Arrendador con su contratista Filial Fabricación de Cubiertos, SA de CV, que ha estado construyendo partes del Edificio. En caso de que celebren un contrato de compraventa del Primer Terreno y del Edificio (a) el Contrato de Arrendamiento Gil quedará automáticamente terminado porque los arrendadores y arrendatarios de dicho contrato serán los señores Jesús Salvador Gil Benavides, Alejandro Gil Benavides y Salvador Gil Benavides, y (b) el Arrendador y los Sres. Jesús Salvador Gil Benavides, Alejandro Gil Benavides y Salvador Gil Benavides darán aviso al Arrendatario para que se apliquen las reglas establecidas en esta cláusula 14.1 para el reconocimiento de los nuevos arrendadores.

The parties understand that Messrs. Jesús Salvador Gil Benavides, Alejandro Gil Benavides and Salvador Gil Benavides currently are in negotiations with Lessor to acquire the First Plot and the Building and to assume certain accounts payable of Lessor with its Affiliate contractor Fabricación de Cubiertos, S.A de C.V, which has been building portions of the Building. In the event they enter into a purchase and sale agreement of the First Plot and the Building (a) the Gil Lease Agreement will be automatically terminated because the lessors and the lessees under that lease will be Messrs. Jesús Salvador Gil Benavides, Alejandro Gil Benavides and Salvador Gil Benavides, and (b) Lessor and Messrs. Jesús Salvador Gil Benavides, Alejandro Gil Benavides and Salvador Gil Benavides shall give notice to Lessee so that the rules set forth in this clause 14.1 apply for the recognition of the new lessors hereof.

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14.2       Cesión del Arrendador. El Arrendador se reserva el derecho de ceder, en todo o en parte, sus derechos bajo este Contrato a (a) los Sres. Jesús Salvador Gil Benavides, Alejandro Gil Benavides y Salvador Gil Benavides, (b) Filiales, o (c) después de un periodo de 5 (cinco) años, a terceros, incluyendo sin limitar fideicomisos patrimoniales, con el consentimiento del Arrendatario, el cual no deberá ser negado sin razón (en el entendido que transmisiones de propiedad a competidores y sus filiales, cuyo negocio principal es la manufactura de carros de tren y partes para los mismos, deberá considerarse razón suficiente para negar dicho consentimiento).

En todos los casos, el Arrendador notificará por escrito a la Arrendataria con 30 (treinta) días naturales de anticipación a la fecha en que surtirá efectos la transacción. En los casos señalados en los incisos (a) y (b), la notificación bastará para que el Arrendador ejecute la operación. En el caso del inciso (c), dentro de ese plazo, el Arrendatario deberá otorgar su consentimiento o negarlo sustentando fundadamente las razones de su negativa.

14.2       Assignment by Lessor. Lessor reserves the right to assign, in whole or in part, its rights under this Agreement to (a) Messrs. Jesús Salvador Gil Benavides, Alejandro Gil Benavides and Salvador Gil Benavides, (b) Affiliates, or (c) following an initial period of 5 (five) years, to third parties, including without limitation, estate trusts, upon consent of Lessee, which shall not be unreasonable withheld (provided that transfer to competitors and affiliates thereof, whose primary business is the manufacture of railcars and parts thereof, shall be considered reasonable reasons for withholding such consent).

In all cases, Lessor shall give Lessee in writing with thirty (30) calendar days prior to the date on which it shall take effect the transaction. In those cases set forth in parentheticals (a) and (b) above, the written notice shall suffice for Lessor to enter into the transaction. In the event set forth in parenthetical (c) above, within that term, Lessee shall grant its consent or deny it properly supporting the reasons of its denial.

14.3       Cesión y Subarrendamiento del Arrendatario. La Arrendataria se reserva la facultad de ceder los derechos derivados de este Contrato y/o subarrendar la Propiedad Arrendada a Filiales de la Arrendataria, bastando para ello una previa notificación por escrito a la Arrendadora con 30 (treinta) días naturales de anticipación a la fecha en que la transacción surta efectos; en el entendido que (a) la Garantía deberán permanecer en pleno vigor y efecto, (b) el Arrendatario deberá constituirse como obligado solidario de todas y cada una de las obligaciones relevantes del cesionario o subarrendatario correspondiente, como Arrendatario conforme al presente Contrato, (c) el uso de la Propiedad Arrendada deberá ser consistente con este Contrato, (d) el Arrendatario no podrá otorgar en subarrendamiento la Propiedad Arrendada o ceder sus derechos y obligaciones conforme a este Contrato, a cualquier persona, por un plazo mayor al Plazo remanente, y (e) el Arrendatario no podrá imponer al Arrendador obligación adicional alguna.

14.3       Assignment and Subletting by Lessee. Lessee reserves the right to assign its rights under this Agreement and/or sub-lease the Leased Property to Affiliates, with prior written notice to Lessor with thirty (30) calendar days prior to the date on which the transaction shall take effect; in the understanding that (a) the Guarantee shall remain in full force and effect, (b) Lessee shall be established as joint obligor of each and every one of the relevant obligations of the assignee or subtenant, as Lessee under this Agreement, (c) the use of the Leased Property shall be consistent with this Agreement, (d) Lessee shall not sublease the Leased Property or assign its rights and obligations under this Agreement to any person for a period greater than the remaining Term of this Agreement, and (e) Lessee may not impose additional duty to Lessor.

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El Arrendatario en este acto renuncia, de manera expresa e irrevocable, a sus derechos de subarrendar la Propiedad Arrendada o solicitar la rescisión del presente Contrato si el Arrendador se opone a que el Arrendatario otorgue en subarrendamiento la misma, previstos en el Código Civil Federal. En ese sentido, a menos que la cesión o subarrendamiento sea de los autorizados en el primer párrafo de esta cláusula 14.3, la Arrendataria no podrá ceder los derechos derivados de este contrato y/o subarrendar la Propiedad Arrendada a terceros sin el consentimiento del Arrendador otorgado por escrito. En caso que la Arrendador lo autorice, la Arrendataria se obliga a incluir en el documento donde se haga constar la transacción una disposición que reconozca la existencia y Plazo del presente Contrato.

Lessee hereby, expressly and irrevocably waives its right to sublease the Leased Property or request the termination of this Agreement if Lessor opposes to the sublease by Lessee established in the Federal Civil Code. In that regard, unless the assignment or sublease is authorized per the first paragraph of this clause 14.3, Lessee shall not assign the rights under this contract and/or sublease the Leased Property to third parties without the written consent of Lessor. If authorized by Lessor, Lessee shall include in the document where the transaction shall be executed, a provision recognizing the existence and the Term of this Agreement.

En todo caso, la Arrendadora se reserva el derecho de optar porque este Contrato se dé por terminado y firmar un nuevo contrato de arrendamiento con el cesionario o el subarrendador, según sea el caso. En esa eventualidad, el Arrendatario no tendrá obligación futura alguna conforme a la nueva relación contractual.

In any case, Lessor reserves the right to opt for the termination of this Agreement and the execution of a new lease agreement with the assignee or subtenant, as the case may be. In that event, Lessee shall have no further obligation under the new contractual relationship.

14.4       Nulidad. La violación a lo dispuesto en esta cláusula 14, hará nulo cualquier acto ejecutado en contra de lo antes estipulado y dará derechos a la otra parte a rescindir el Contrato sin necesidad de declaración judicial al respecto, y la parte que incumpla responderá por las obligaciones a su cargo.

14.4 Severability. The violation of the provisions of this clause 14 shall nullify any act performed against the stipulations set forth herein and shall give rights to the other party to terminate the Agreement without any judicial resolution to that effect, and the breaching party shall be liable to fulfill its obligations.

Cláusula 15. Derecho de Preferencia por el Tanto.	Clause 15. Right of First Refusal.
El Arrendatario en este acto mantiene expresamente al derecho de preferencia por el tanto cuando el Arrendador enajene la Propiedad Arrendada, total o parcialmente, a tercero alguno.	Lessee hereby expressly retains the right of first refusal if Lessor transfers the Leased Property, in whole or in part, to a third party.

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Cláusula 16. Acceso a la Propiedad Arrendada.	Clause 16. Access to the Leased Property.

En todo momento el Arrendatario deberá permitir al Arrendador y a sus representantes autorizados el acceso a la Propiedad Arrendada, durante días y horas hábiles, a fin de inspeccionar y realizar las obras y reparaciones que sean necesarias, siempre y cuando el Arrendador entregue al Arrendatario una notificación por escrito con al menos 3 (tres) días hábiles de anticipación. El Arrendador deberá tener libre acceso a la Propiedad Arrendada, durante horas hábiles, dentro de los 6 (seis) meses previos a la Fecha de Terminación de este Contrato a fin de mostrar la Propiedad Arrendada a posibles futuros arrendatarios.

At all times, Lessee shall permit the Lessor and its authorized representatives access to the Leased Property during business days and hours, with the aim of inspecting and carrying out work and repairs that were necessary, provided that the Lessor has delivered to the Lessee written communication with a minimum anticipation of 3 (three) business days. The Lessor shall have the right to enter the Leased Property at any reasonable time during the usual business hours and at any time within the six (6) months prior to the Termination Date of this Agreement, with the goal of showing the Leased Property to possible future lessees.

El Arrendador conviene en que cada uno de dichos accesos se llevarán a cabo de manera razonable y obstruyendo en la menor medida posible las operaciones de negocio del Arrendatario. El Arrendatario tendrá el derecho de tener un representante para acompañar al Arrendador dentro de la Propiedad Arrendada. El acceso del Arrendador conforme a lo dispuesto en esta cláusula no constituirá el desalojo, ya sea total o parcial, del Arrendatario y, por lo tanto, la Renta no será disminuida mientras se realice cualquier obra, mejora, adición o reparación, ya sea por motivo de pérdida, interrupción de las operaciones de negocio del Arrendatario o por cualquier otro motivo.

Lessor agrees that each such entry shall be conducted in a reasonable manner and that shall be the least intrusive to Lessee’s business operations. Lessee shall have the right to have a representative accompany Lessor throughout the Leased Property. Lessor’s entry pursuant hereto shall not constitute an eviction of Lessee, in whole or in part, and the Rent shall in no way abate while any alterations, repairs, improvements or additions are being made, whether by reason of loss or interruption of Lessee’s business or otherwise.

Cláusula 17. Devolución de la Propiedad Arrendada.	Clause 17. Restitution of the Lease Property.

17.1       Entrega de la Propiedad Arrendada. Al vencimiento del Plazo o en la fecha de cualquier terminación anticipada (la “Fecha de Terminación”), según sea el caso, la Arrendataria devolverá y entregará el uso y goce de la Propiedad Arrendada a la Arrendadora, sin demora alguna, y en las mismas condiciones de orden y mantenimiento en que el Arrendatario la recibió, salvo por el uso y desgaste.

17.1       Restitution of the Leased Property. Upon the expiration of the Term or on the date of any early termination (the “Termination Date”), as applicable, Lessee shall return and deliver the use and enjoyment of the Leased Property to the Lessor, without any delay, under the same conditions of order and maintenance Lessee received, wear and tear except.

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17.2       Inspección Previa a la Devolución y Acta Entrega - Devolución. Las partes se reunirán en el Edificio dentro de los 30 (treinta) días naturales previos a la Fecha de Terminación, o en la fecha que señale el Arrendador o el Arrendatario, según sea el caso, en caso de terminación anticipada, a fin de verificar la condición de la Propiedad Arrendada. En la Fecha de Terminación, el Arrendatario deberá entregar al Arrendador (a) la evidencia que acredite que todos los servicios de la Propiedad Arrendada han sido debidamente pagados en su totalidad, (b) el estado físico en que el Arrendatario devuelve la Propiedad Arrendada, (c) una memoria fotográfica de la Propiedad Arrendada al momento de la devolución, (d) un inventario detallado de la Propiedad Arrendada y de sus accesorios, (e) la descripción de cualquier reparación que el Arrendatario deba de hacer de la Propiedad Arrendada previa devolución de la misma conforme a lo previsto en este Contrato, (f) la forma en que se cubrirán los gastos derivados de dicha reparación, (g) aquellas obligaciones que subsistirán a la terminación de este Contrato, si hubiera alguna, (h) el monto que el Arrendador mantiene de los Depósitos en Garantía, si los hubiere, (i) la descripción de cualquier ampliación o Mejora del Arrendatario previamente autorizada conforme al presente Contrato y que, en su caso, las partes hubieren previamente acordado por escrito que se quedaran en beneficio de la Propiedad Arrendada, así como un plano de ubicación de dichas ampliaciones o Mejoras del Arrendatario y, en su caso, los manuales, verificaciones, inspecciones, mantenimientos, autorizaciones, pólizas de garantía y servicio y cualquier documento relacionado con lo anterior, y (j) las solicitudes para obtener los certificados emitidos por la Procuraduría Federal de Protección al Ambiente y la Secretaría del Medio Ambiente y Recursos Naturales, por virtud del cual se acredite la baja de las actividades u operaciones del Arrendatario a causa del cierre de sus instalaciones o por cualquier otro motivo.

17.2       Inspection prior to the Restitution and Delivery Certificate. The parties shall meet in the Building within 30 (thirty) calendar days prior to Termination Date or on the date specified by Lessor or Lessee, as the case may be, in case of an early termination, to verify the condition of the Leased Property. On the Termination Date, Lessee shall deliver Lessor (a) evidence that all the utility services to the Leased Property have been duly and fully paid, (b) the physical condition in which Lessee is returning the Leased Property, (c) a photographic memory of the Leased Property at the time of being returned, (d) a detailed inventory of the Leased Property and its accessories, (e) the description of any repair that Lessee must make after returning the Leased Property pursuant to that set forth in this Agreement, (f) the manner in which the expenses derived from such repairs shall be covered, (g) those obligations subsisting to the termination of this Agreement, if any, (h) the amount of the Security Deposits being held by the Lessor, if any, (i) the description of any expansion or Lessee’s Improvement previously authorized pursuant to this Agreement and that, if applicable, the parties have previously agreed to in writing to leave as a benefit to the Leased Property, as well as a location plan of such expansion or Lessee’s Improvements, and if applicable, the manuals, verifications, inspections, maintenance, authorizations, guarantees and service policies and any other document related to the above, and (j) the applications to obtain the certificates issued by the Environmental Protection Federal Department (Procuraduría Federal del Medio Ambiente) and the Ministry of Environment and Natural Resources (Secretaría del Medio Ambiente y Recursos Naturales, that proves the cancelation of Lessee's business or operations due to the closure of its facilities or for any other reason.

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Así mismo, al finalizar la inspección, el Arrendatario y el Arrendador elaborarán y firmarán un acta de devolución – recepción de la Propiedad Arrendada que contemple el estado en que se devuelve y recibe ésta. Una vez que se firme dicha acta, el Arrendador tomará plena posesión y responsabilidad de la Propiedad Arrendada.

Likewise, at the end of the inspection, Lessor and Lessee shall and sign a delivery certificate of the Leased Property which will contemplate the state in which the Leased Property is returned and received. Once such certificate is signed, Lessor will take full possession and responsibility of the Leased Property.

17.3       Mejoras y Otras Instalaciones. Las mejoras, incluyendo las Mejoras del Arrendatario y las ampliaciones del Edificio construidas por el Arrendatario, serán removidas en los términos de la cláusula 9 de mejoras del presente Contrato, salvo que el Arrendador acepte que alguna o todas se mantengan. No obstante lo anterior, si por cualquier motivo el Arrendatario abandona cualquier bien o propiedad suya en la Propiedad Arrendada después de la terminación, ya sea anticipada o programada, de este Contrato, se entenderán abandonadas a favor del Arrendador. El Arrendatario reconoce que el Arrendador no incurrirá en responsabilidad alguna frente al Arrendatario o frente a cualquier tercero, al determinar el destino de los bienes abandonados en los términos de este párrafo.

17.3       Modification and other Installations. The modifications, including the Lessee Improvements and extensions to the Building built by Lessee, shall be removed pursuant to clause 9 herein, unless Lessor agrees that one or all of them remain. Notwithstanding the foregoing, if for any reason whatsoever Lessee abandons any goods or property at the Leased Property after the termination, whether scheduled or anticipated, of this Agreement, shall be considered abandoned in favor of Lessor. Lessee acknowledges that the Lessor will not incur in any liability before the Lessee or any third party, in determining the destiny of the abandoned property in the terms of this paragraph.

A menos que las partes acuerden lo contrario, todos los letreros, inscripciones, celosías e instalaciones de naturaleza similar instalados por el Arrendatario deberán ser removidos antes de la Fecha de Terminación. Igualmente, a menos que las partes acuerden lo contrario, cualquier mobiliario, maquinaria y equipo instalado por el Arrendatario será retirado por el Arrendatario en cualquier momento o a la Fecha de Terminación debiendo el Arrendatario, a su propio costo, reparar los daños causados por la instalación o remoción de los letreros, inscripciones, celosías e instalaciones de naturaleza similar, la instalación o remoción del mobiliario, maquinaria y equipo.

Unless otherwise agreed by the parties, all signs, inscriptions, lattices and installations of a similar nature set up by the Lessee shall be removed before the Termination Date. Also, unless otherwise agreed by the parties, all furniture, machinery and business equipment installed by the Lessee shall be removed by Lessee at any time or at the Termination Date and Lessee shall, at its own cost, repair the damage resulting from the installation or removal of said signs, inscriptions, lattices and installations of a similar nature, the installation or removal of furniture, machinery and business equipment.

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17.4       Ocupación Indebida. Para efectos de este Contrato, las partes considerarán como ocupación indebida la falta de devolución de la Propiedad Arrendada a la Arrendadora a partir del vencimiento o de la Fecha de Terminación del presente Contrato, independientemente de la causa (la “Ocupación Indebida”).

17.4       Improper Occupation. For purposes of this Agreement, the parties shall consider as unlawful occupation the failure to vacate and deliver the Leased Property to Lessor at the Termination Date of this Agreement, regardless of the cause (the “Improper Occupation”).

17.5       Pena Convencional Por Ocupación Indebida. En caso de Ocupación Indebida de la Propiedad Arrendada el Arrendatario deberá (a) pagar al Arrendador mensualmente la renta vigente hasta que el Arrendatario devuelva y entregue la Propiedad Arrendada al Arrendador, con los incrementos de Renta aplicables en términos de este Contrato, y (b) pagar al Arrendador, como pena convencional, a partir de la fecha en que inicie la Ocupación Indebida, en efectivo, mensualmente, en la cuenta bancaria de pago de la Renta, una cantidad equivalente al 100% (cien por ciento) de la Renta mensual en vigor durante los meses que dure la Ocupación Indebida. La forma y lugar de pago de dicha pena convencional serán las mismas acordadas para la Renta. La aceptación de dicho pago por parte del Arrendador no implicará en forma alguna la renuncia del Arrendador a su derecho de recuperar la Propiedad Arrendada.

17.5 Contractual Penalty for Improper Occupation. In the event of Improper Occupation of the Leased Property Lessee shall (a) pay the Lessor each month the current Rent until Lessee returns and delivers the Leased Property to Lessor, with the applicable Rent increases agreed to in this Agreement, and (b) pay Lessor, from the day the Improper Occupation begins, as a contractual penalty, in cash, monthly, in the Rent payment bank account, an amount equal to 100% (one hundred percent) of the Rent in effect during the months that the Improper Occupation lasts. The form and place of payment of such contractual penalty shall be the same as the Rent. The receipt of such payment by Lessor shall not imply in any manner whatsoever a waiver by Lessor of any right to recover the Leased Property.

17.6 Tácita Reconducción. El Arrendatario en este acto renuncia, de manera expresa e irrevocable, a la operación de la tácita reconducción prevista en el Código Civil Federal.	17.6 Automatic Renewal. Lessee hereby, expressly and irrevocably, waives to the automatic renewal of the Agreement “tácita reconducción” established in the Federal Civil Code.
Cláusula 18. Responsabilidad General de las Partes.	Clause 18. General Liability of the Parties.

18.1       Cumplimiento de Ley Aplicable. Cada una de las partes se obliga a cumplir y respetar la Ley Aplicable, sea está presente o futura, que regula las actividades que pretenden realizar en los términos de este Contrato.

18.1       Compliance with Applicable Law. Each party agrees to observe and respect the Applicable Law, whether present or future, which regulate the activities that intend to carry out pursuant to this Agreement.

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18.2       Responsabilidad de las Partes. Cada una de las partes será responsable por cualquier Daño o Perjuicio que, con motivo de su conducta, negligente o dolosa, y/o de las actividades contempladas en este Contrato cause cualquier Persona, la Propiedad Arrendada, el material, maquinaria, equipo o herramientas localizados en la Propiedad Arrendada y a las propiedades adyacentes.

18.2       Liability of the parties. Each party shall be responsible for any Damage or injury as a result of their behavior, negligent or intentional, and/or activities contemplated by this Agreement caused to any Person, the Leased Property, material, machinery, equipment or tools located in the Leased Property and adjacent properties.

No obstante, cualquier disposición en contrario de este Contrato, la responsabilidad del Arrendador (y de cualquiera de sus causahabientes) hacia el Arrendatario estará limitada al valor de la Propiedad Arrendada. Los accionistas, socios, funcionarios, directores, representantes o empleados del Arrendador no serán responsables en ningún caso.

Notwithstanding any provision to the contrary in this Agreement the responsibility of Lessor (and any of his successors) to Lessee shall be limited to the value of the Leased Property. Shareholders, partners, officers, directors, representatives or employees of the Lessor shall not be liable in any case.

18.3       Responsabilidad de las Partes con Relación a Actos de Terceros. Cada una de las Partes asume todas las responsabilidades derivadas en sus relaciones con sus Filiales, causahabientes, subarrendatarios, contratistas, subcontratistas, empleados, visitas, agentes, o cualquier Persona bajo su responsabilidad.

18.3       Responsibility of the Parties with respect to acts of Third Parties. Each Party shall assume all liabilities arising in its dealings with its Affiliates, successors, sub-lessees, contractors, subcontractors, employees, visitors, agents, or any Person under its responsibility.

18.4       Indemnización. Cada una de las partes se obliga a no perturbar a la otra parte, a sus accionistas, socios, representantes, consejeros, funcionarios y empleados, así como a indemnizarlo y mantenerlo en paz y a salvo de cualesquiera, Daños y Perjuicios, demandas, reclamaciones, juicios, acciones, restituciones y sentencias de cualquier naturaleza, promovidas en su contra con motivo de cualesquier actos u omisiones de la contraparte, sus Filiales, causahabientes, subarrendatarios, contratistas, subcontratistas, empleados, visitas, agentes, o cualquier Persona bajo su responsabilidad.

18.4       Indemnity. Each party agrees not to disturb the other party, its shareholders, partners, directors, officers and employees, and to indemnify and hold harmless from any, Damages, demands, claims, suit, action, refunds and statements of any kind, promoted against by reason of any act or omission of the other party, its Affiliates, successors, sub-lessees, contractors, subcontractors, employees, visitors, agents, or any Person under its responsibility.

El Arrendatario en este acto conviene en utilizar la Propiedad Arrendada conforme a las Leyes y se obliga a no perturbar, a indemnizar y sacar en paz y a salvo al Arrendador de cualesquier Daños y Perjuicios, demandas, reclamaciones, juicios, acciones, restituciones y sentencias derivados de Daños Ambientales causados por el Arrendatario, sus Filiales, causahabientes, subarrendatarios, contratistas, subcontratistas, empleados, visitas, agentes, o cualquier Persona bajo su responsabilidad, durante la vigencia del presente Contrato y dentro de, o afectando a, la Propiedad Arrendada o al Arrendador.

Lessee hereby agrees to use the Leased Property in accordance with the Laws and agrees not to disturb and to indemnify and hold harmless from any, Damages, demands, claims, suit, action, refunds and statements of any Environmental Damage caused by Lessee, its Affiliates, successors, sub-lessees, contractors, subcontractors, employees, visitors, agents, or any Person under its responsibility, during the term of this Agreement and within or affecting the Leased Property or Lessor.

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El Arrendatario tendrá la obligación de notificar al Arrendador y mantener al Arrendador informado por escrito (a) de cualquier violación a las leyes ambientales, y (b) del desarrollo y los resultados de cualquier procedimiento judicial o administrativo en el cual el Arrendatario sea una parte relacionado con autorizaciones, permisos, verificaciones, multas, daños, pérdidas, sanciones o acciones en general relacionadas con contingencias ambientales, ya sea de carácter federal, estatal o municipal, incluyendo pero no limitado a impacto ambiental, riesgo ambiental, contaminación del aire, agua o suelo, ruido, Materiales Peligrosos, así como el uso, beneficio o descarga de aguas residuales (conjuntamente, las “Contingencias Ambientales”).

Lessee shall have the obligation to notify Lessor and keep Lessor informed in writing of (a) any substantial violation of the environmental laws and (b) the development and results of any judicial or administrative proceeding in which either Lessee is a party related with authorizations, permits, verifications, fines, damages, losses or general actions relating to environmental issues, whether federal, state or municipal, including, but not limited to environmental impact, air, water or soil pollution, noise, Hazardous Materials and use, benefit or discharge of sewage waters (collectively, the “Environmental Matters”).

Si cualquier Acción de Remediación es necesaria o conveniente con respecto de alguna Contingencia Ambiental atribuible al Arrendatario bajo este Contrato, el Arrendatario deberá tomar las Acciones de Remediación necesarias o requeridas a efecto que la Propiedad Arrendada cumpla con las leyes ambientales. El Arrendatario deberá llevar a cabo dichas Acciones de Remediación con base en el proceso propuesto por algún laboratorio ambiental de buena reputación en México, con al menos 5 (cinco) años de experiencia relevante en México, y que se encuentre debidamente acreditado por la Procuraduría Federal de Protección al Ambiente, el cual será propuesto por el Arrendatario y previamente aprobado por el Arrendador, cuya aprobación no podrá ser injustificadamente retenida o denegada. El Arrendatario deberá indemnizar, defender y sacar en paz y a salvo al Arrendador y/o a cualquier acreedor del Arrendador de cualquier Daño Ambiental surgiendo de, o en relación con, cualquier Contingencia Ambiental.

If any Remedial Action is necessary or appropriate with respect to any Environmental Matters for which Lessee is responsible under this Agreement, Lessee undertakes all such Remedial Actions to have the Leased Property to comply with the environmental laws. Lessee shall develop said Remedial Actions based on the process proposed by a reputable environmental laboratory in Mexico and dully certified by the Federal Bureau for Environmental Protection (Procuraduría Federal de Protección al Ambiente), with at least 5 (five) years of relevant experience in Mexico, which environmental laboratory shall be proposed by Lessee and previously approved by Lessor, which approval shall not be unreasonably denied or withheld. Lessee shall indemnify, defend and hold harmless Lessor and/or any Lessor creditor from any Environmental Damages for, arising out of, or in connection with, any Environmental Matter.

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Cláusula 19. Responsabilidad Laboral de las Partes.	Clause 19. Labor Responsibility of the Parties

19.1       Responsabilidad Laboral. Cada una de las partes asumirá la responsabilidad laboral sobre el personal que asigne a la realización de sus obligaciones, conforme a este Contrato, y conviene en cumplir estrictamente con sus respectivas obligaciones como patrón respecto de dicho personal, de conformidad con la Ley Federal del Trabajo, la Ley del Instituto Mexicano del Seguro Social, la Ley del Instituto del Fondo Nacional de la Vivienda para los Trabajadores y todos los reglamentos y disposiciones de orden laboral aplicables. Cada una de las Partes deberá mantener en el sitio de la construcción copia de los documentos que demuestren el cumplimiento de sus obligaciones pactadas en esta cláusula.

19.1        Labor Responsibility. Each party shall assume its labor responsibility over its personnel assigned to carry out its obligations under this Agreement and agrees to comply strictly with its obligations as employer with respect to such personnel in accordance with the Federal Labor Law, the Mexican Social Security Institute Law Institute of the National Housing Fund for Workers Law and all applicable rules and regulations of labor order applicable. Each Party shall keep in the construction site copy of the documents proving the fulfillment of its obligations agreed in this clause.

19.2       Indemnización Laboral. El Arrendador conviene en indemnizar y en sacar al Arrendatario en paz y a salvo en caso de cualquier demanda laboral que interponga cualquier trabajador o empleado del Arrendador, así como de cualquier reclamación presentada por el Instituto Mexicano del Seguro Social o el Instituto del Fondo Nacional de la Vivienda para los Trabajadores, por omisión del Arrendador en el pago de las cuotas respectivas. Por su parte, el Arrendatario conviene en indemnizar y en sacar al Arrendador en paz y a salvo en caso de cualquier demanda laboral que interponga cualquier trabajador o empleado del Arrendatario, así como de cualquier reclamación presentada por el Instituto Mexicano del Seguro Social o el Fondo Nacional de la Vivienda para los Trabajadores, por omisión del Arrendatario en el pago de las cuotas respectivas.

19.2       Labor Indemnity. Lessor agrees to indemnify and hold Lessee harmless in case of any labor demand claimed by any worker or employee of Lessor, and any complaint by the Mexican Social Security Institute or the Institute of National Fund Workers' Housing, arising from a default of Lessor in the payment of the respective fees. For its part, Lessee agrees to indemnify and hold Lessor harmless in case of any labor demand claimed any worker or employee of Lessee, as well as any complaint by the Mexican Social Security Institute or the National Fund Housing for Workers, arising from a default of Lessee in the payment of the respective fees.

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Cláusula 20. Garantía.	Clause 20. Guarantee.

20.1       Fianza Solidaria. Simultáneamente con la firma del presente Contrato, el Arrendador, el Arrendatario y el Garante firmarán la Garantía en los términos del contrato que se adjunta a este instrumento como Anexo “D”. Dicha Garantía deberá ser exigible hasta la Fecha de Terminación.

20.1       Guarantee. Simultaneously with the execution of this Agreement, Lessor, Lessee and Guarantor shall sign the Guaranty attached hereto as Exhibit “D”. This guarantee shall be enforceable up to the Termination Date.

20.2       Estados Financieros. A petición razonable por escrito del Arrendador, especialmente cuando se lo requiera al Arrendador alguna institución financiera mexicana o del extranjero, el Arrendatario deberá entregar al Arrendador una copia de los estados financieros auditados del Arrendatario y del Garante, correspondientes al año inmediato anterior.

20.2       Financial Statements. At Lessor’s reasonable request in writing, especially when required to Lessor by any Mexican or foreign financial institution, Lessee shall deliver to Lessor a copy of the audited financial statements of Lessee and Guarantor, corresponding to the preceding year.

Cláusula 21. Incumplimiento de las Partes.	Clause 21. Events of Default.

21.1       Incumplimiento del Arrendador. En caso que el Arrendador incumpla la Ley Aplicable o las obligaciones pactadas en el texto del Contrato, el Arrendatario podrá (a) demandar el cumplimiento forzoso de las obligaciones y el pago de Daños y Perjuicios o de la pena convencional pactada, si la hubiere, o (b) rescindir el presente Contrato y exigir el pago de Daños y Perjuicios o de la pena convencional pactada, si la hubiere; a menos que el Arrendador subsane el incumplimiento en un término de 30 (treinta) días naturales contados a partir de la notificación del incumplimiento por parte del Arrendatario. En caso que el Arrendador no subsane el incumplimiento, la rescisión operará de pleno derecho sin necesidad de declaración judicial.

21.1       Defaults by Lessor. If Lessor fails to comply with Applicable Law or the obligations agreed to herein, Lessee may (a) claim the enforceability of the obligations and payment of Damages, or the agreed contractual penalty, if any or (b) early terminate this Agreement and require payment of Damages or the agreed contractual penalty, if any; unless Lessor cures the breach within a term of 30 (thirty) calendar days following the notification of breach by Lessee. If Lessor does not cure the default, the termination will operate with no further requirements and no need of a judicial resolution.

Las partes acuerdan que, para efectos de este Contrato, se consideran como causales de rescisión a favor del Arrendatario, entre otras, las siguientes:	The parties agree that for purposes of this Agreement, the following are considered events of default in favor of Lessee, among others:

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(a)        La insolvencia del Arrendador o si realiza algún acto en fraude de acreedores o realiza alguna cesión para el beneficio de acreedores o admite por escrito su incapacidad de hacer frente a sus obligaciones vencidas, incluyendo pero no limitado a lo siguiente: que el Arrendador incumpla generalizadamente con el pago de sus obligaciones, conforme al Artículo 9 de la Ley de Concursos Mercantiles y su equivalente de la Legislación Aplicable de los Estados Unidos de América, o admita expresamente su inhabilidad para liquidar la mayoría de sus deudas en lo general; o lleve a cabo una cesión en beneficio de acreedores, o el Arrendador sea declarado en concurso mercantil o suspensión de pagos, entre en estado liquidación o disolución, o que pretenda una orden de suspensión o designación de un síndico, fiduciario, o cualquier otro funcionario interventor del Arrendador o de cualquier parte substancial de sus activos; o el Arrendador, a través de su asamblea de accionistas o consejo de administración o de cualquier otra forma, resuelva mediante los actos corporativos necesarios autorizar cualquiera de los eventos que se describen en este párrafo (a); o cualquier autoridad competente declare una moratoria o suspensión de pagos, por cualquier causa, de las deudas del Arrendador.

(a)        If Lessor becomes insolvent, makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts when due or admits in writing its inability to meet its overdue obligations, including but not limited to the following: Lessor’s general failure to pay its obligations, as defined in Article 9 of the Commercial Reorganization and Bankruptcy Law or its equivalent under Applicable Law in the United States of America, or expressly admits its inability to pay its debts in general, or makes an assignment for the benefit of its creditors; or the Lessor is declared in bankruptcy, commercial insolvency, liquidation or dissolution, or that it requests an order of suspension or designation of a trustee, fiduciary or any other intervening officer of the Lessor or any substantial part of its property; or the Lessor, through its shareholders meeting or board of directors or in any other manner, resolves through the necessary corporate acts, to authorize any of the events described in this paragraph (a); or any competent authority declares a stay or payment stop, for any reason, of the Lessor’s debts.

(b) En caso que el Contrato de Arrendamiento Gil sea terminado antes del Plazo resultando en una perturbación o daño para el Arrendatario o la imposibilidad de continuar con este Contrato en sus términos. En este caso el Arrendador se compromete a pagar al Arrendatario los daños correspondientes y aplicables, además de todos los demás derechos bajo este Contrato o la Ley Aplicable.

(b)        In the event that the Gil Lease Agreement is terminated before the Term resulting in any disturbance or damage to Lessee, or the impossibility to continue this Agreement in its terms. In this case Lessor hereby agrees to pay to Lessee the corresponding and applicable liquidated damages, in addition to all other rights and remedies under this Agreement or Applicable Law.

(c)        Si el Arrendatario no logra construir la espuela para conectar la Propiedad Arrendada a las líneas de ferrocarril y no ha recibido todos los permisos necesarios para esos efectos dentro de un plazo de 12 (doce) meses contados a partir de la fecha de este instrumento.

(c) If Lessor fails to build the spur to connect the Leased Property to the railroad lines and receive all necessary permits related thereto within 12 (twelve) months of the date hereof.

21.2       Incumplimiento del Arrendatario. En caso que el Arrendatario incumpla la Ley Aplicable o las obligaciones pactadas en el texto del Contrato, el Arrendador podrá (a) demandar el cumplimiento forzoso de las obligaciones y el pago de la pena convencional pactada, si la hubiere, o (b) rescindir el presente Contrato y exigir la pena convencional pactada; a menos que el Arrendatario subsane el incumplimiento en un término de 90 (noventa) días naturales contados a partir de la notificación del incumplimiento por parte del Arrendador. En caso que no se subsane el incumplimiento, la rescisión operará de pleno derecho sin necesidad de declaración judicial.

21.2       Defaults by Lessee. If Lessee fails to comply with Applicable Law or the obligations agreed to herein, Lessor may (a) claim the enforceability of the obligations and payment of the agreed contractual penalty, if any, or (b) early terminate this Agreement and require payment of the agreed contractual penalty; unless Lessee cures the breach within a term of 90 (ninety) calendar days following the notification of breach by Lessor. If Lessee does not cure the default, the termination will operate with no further requirements and no need of a judicial resolution.

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Las partes acuerdan que, para efectos de este Contrato, se consideran como causales de rescisión a favor del Arrendador, entre otras, las siguientes:	The parties agree that for purposes of this Agreement, the following are considered events of default in favor of Lessor, among others:
(a) Si el Arrendatario no cubre al Arrendador, total o parcialmente, algún adeudo, incluyendo sin limitar la Renta, dentro de los treinta (30) días naturales siguientes a su fecha de vencimiento.	(a) If Lessee fails to pay Lessor, in whole or in part, any debt, including without limitation the Rent, within thirty (30) calendar days following the due date.

(b)        La insolvencia del Arrendatario y/o del Garante o si realiza algún acto en fraude de acreedores o realiza alguna cesión para el beneficio de acreedores o admite por escrito su incapacidad de hacer frente a sus obligaciones vencidas, incluyendo sin limitar lo siguiente: que el Arrendatario o el Garante incumplan generalizadamente con el pago de sus obligaciones, conforme al Artículo 9 de la Ley de Concursos Mercantiles o su equivalente de la Legislación Aplicable de los Estados Unidos de América, o admita expresamente su inhabilidad para liquidar la mayoría de sus deudas en lo general; o lleve a cabo una cesión en beneficio de acreedores, o el Arrendatario o el Garante sea declarado en concurso mercantil o suspensión de pagos, entre en estado liquidación o disolución, o que pretenda una orden de suspensión o designación de un síndico, fiduciario, o cualquier otro funcionario interventor del Arrendatario, del Garante o de cualquier parte substancial de sus activos; o el Arrendatario o el Garante, a través de su asamblea de accionistas o consejo de administración o de cualquier otra forma, resuelva mediante los actos corporativos necesarios autorizar cualquiera de los eventos que se describen en este párrafo (b); o cualquier autoridad competente declare una moratoria o suspensión de pagos, por cualquier causa, de las deudas del Arrendatario o del Garante.

(b)        If Lessee and/or the Guarantor becomes insolvent, makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts when due or admits in writing its inability to meet its overdue obligations, including but not limited to the following: Lessee’s or Guarantor’s general failure to pay its obligations, as defined in Article 9 of the Commercial Reorganization and Bankruptcy Law or its equivalent under Applicable Law in the United States of America, or expressly admits its inability to pay its debts in general, or makes an assignment for the benefit of its creditors; or the Lessee or Guarantor is declared in bankruptcy, commercial insolvency, liquidation or dissolution, or that it requests an order of suspension or designation of a trustee, fiduciary or any other intervening officer of the Lessee, Guarantor or any substantial part of its property; or the Lessee or Guarantor, through its shareholders meeting or board of directors or in any other manner, resolves through the necessary corporate acts, to authorize any of the events described in this paragraph (b); or any competent authority declares a stay or payment stop, for any reason, of the Lessee’s or Guarantor’s debts.

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(c) La pérdida de la posesión a causa de algún proceso o disposición al amparo de las Leyes, en cuyo caso el Arrendatario inmediatamente deberá devolver al Arrendador la Propiedad Arrendada.	(c) The loss of the Leased Property’s possession arising out of a process or provision contemplated in the Laws, in which case Lessee shall immediately return to Lessor the Leased Property.

(d)        Si el Arrendatario desocupa o abandona la Propiedad Arrendada por más de 3 (tres) meses, sin el previo consentimiento del Arrendador, independientemente de que continúe pagando la Renta y cumpla con el resto de sus obligaciones.

(d)        If Lessee vacates or abandons the Leased Property for more than 3 (three) months, without the prior written consent of Lessor, regardless of whether it continues to pay the Rent and complies with the rest of its obligations.

(e) Si el Arrendatario subarrienda la Propiedad Arrendada a terceros sin la autorización previa y por escrito del Arrendador.	(e) If Lessee subleases the Leased Property to third parties, without the prior written consent of Lessor.

Salvo por lo expresamente dispuesto en este Contrato, la reposición o el reingreso de la totalidad o cualquier parte de la Propiedad Arrendada no liberará al Arrendatario de sus responsabilidades y obligaciones al amparo de este Contrato.

Except as expressly provided in this Agreement, replacement or reinstatement of all or any part of the Leased Property shall not relieve Lessee of their responsibilities and obligations under this Agreement.

La omisión o demora del Arrendador en el ejercicio de cualquiera de sus derechos y recursos conforme a este Contrato de ninguna manera deberá interpretarse como una renuncia de los mismos. Así mismo, el ejercicio único o parcial del Arrendador o del Arrendatario, según sea aplicable, de cualquiera de sus derechos y recursos conforme a este Contrato no impedirá el ejercicio futuro de los mismos o el ejercicio de cualquier otro derecho o recurso.

The failure or delay by Lessor or Lessee, as applicable, in exercising any of its rights and remedies under this Agreement in no way shall be construed as a waiver thereof. Likewise, the single or partial exercise of Lessor or Lessee, as applicable, of any of its rights and remedies under this Agreement shall preclude the future exercise thereof or the exercise of any other right or remedy.

21.3        Pena Convencional en Caso de Rescisión. En caso de incumplimiento del Arrendatario y dicho incumplimiento no ha sido subsanado en el plazo concedido en el primer párrafo de la cláusula 21.2, además del derecho del Arrendador a rescindir el presente Contrato, el Arrendatario pagará como pena convencional al Arrendador, en la fecha de la rescisión, en la cuenta bancaria de pago de la Renta, una cantidad equivalente al (a) 100% (cien por ciento) de la Renta mensual en vigor multiplicada por el número de meses remanentes del Plazo, si los Contratos terminan durante los primeros 10 (diez) años del Plazo, y (b) 80% (ochenta por ciento) de la Renta mensual en vigor multiplicado por el número de meses restantes del Plazo, si los Contratos terminan durante los segundos 10 (diez) años del Plazo.

21.3       Contractual Penalty in Case of Termination. In the event that Lessee breaches this Agreement and such breach remains uncured after the period granted to cure such breach set forth in the first paragraph of clause 21.2, besides the right of Lessor to terminate this Agreement, then Lessee shall pay as a contractual penalty to Lessor, on the date of the termination, at the bank account set forth as the place of payment of the Rent, an amount equivalent to (a) 100% (one hundred percent) of the monthly current Rent multiplied by the number of remaining months of the Term, if the Agreements terminates during the first 10 (ten) years of the Term, and (b) 80% (eighty percent) of the monthly current Rent multiplied by the number of remaining months of the Term, if the Agreements terminates during the second 10 (ten) years of the Term.

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21.4        Posesión en caso de Abandono. Las partes convienen que el hecho de que el Arrendatario abandone la Propiedad Arrendada, conforme a lo pactado en la cláusula 21.2(d), autorizará al Arrendador para que de inmediato y sin necesidad de declaración judicial alguna, tome posesión de la Propiedad Arrendada, con el propósito de evitar deterioro y daños al mismo; así como un perjuicio mayor al Arrendador al quedar la Propiedad Arrendada abandonada y susceptible de ser poseída por cualquier persona sin título legítimo para dicho fin.

21.4        Possession in Case of Abandonment. The parties agree that the fact that the Lessee abandons the Leased Property, in terms of clause 21.2(d), shall authorize the Lessor to immediately take possession of the same, without any judicial declaration, in order to avoid damages to the same; as well as to avoid future damages to the Lessor for having the Leased Property abandoned and in conditions of being possessed by any third party without right to do so.

Queda convenido que la toma de posesión de la Propiedad Arrendada conforme a lo aquí previsto no relevará al Arrendatario de sus respectivas responsabilidades derivadas de cualquier daño causado a la Propiedad Arrendada hasta la fecha en que el Arrendador tome posesión de la Propiedad Arrendada, pero si respecto de daños causados con posterioridad a la fecha en que el Arrendador hubiere tomado la posesión de la Propiedad Arrendada. Para tales efectos, queda convenido que el Arrendador deberá solicitar la presencia de un fedatario público que haga constar en un instrumento público, el estado en que se encuentra la Propiedad Arrendada al momento en que el Arrendador toma posesión del mismo y un inventario de los bienes existentes dentro de la Propiedad Arrendada en esa fecha. Igualmente, los gastos incurridos por el Arrendador al tomar la posesión de la Propiedad Arrendada en los términos establecidos en esta cláusula 21.4, correrán a cargo del Arrendatario, quien deberá reembolsar dichos costos y gastos al Arrendador dentro de los tres (3) días siguientes a la fecha en que el Arrendatario reciba los comprobantes correspondientes de pago. Las partes reconocen que la obligación de reembolso al Arrendador aquí contenida, se encuentra garantizada también por el Depósito de Garantía.

It is hereby agreed that the possession of the Leased Property as set forth herein shall not release the Lessee from its responsibility for any damages suffered by the Leased Property until the date in which the Lessor takes possession of the same, but will do so from those damages caused after such date. To that end, the parties agree that the Lessor must request the presence of a notary public to evidence the state in which the Leased Property are at that time, and to make an inventory of any goods existing within it at such date. Likewise, the expenses incurred by the Lessor in taking possession of the Leased Property in the terms set forth in this clause 21.4 shall be borne by the Lessee, who shall reimburse all such costs and expenses to the Lessor within the three (3) days following the date in which Lessee receives the corresponding proofs of payment. The parties acknowledge that the obligation to reimburse the Lessor contained herein is also covered by the Security Deposit.

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La toma de posesión de la Propiedad Arrendada por parte del Arrendador conforme a esta cláusula, no liberará al Arrendatario de sus responsabilidades ni de aquellas derivadas del incumplimiento de sus demás obligaciones conforme a este Contrato.

The possession of the Leased Property by the Lessor pursuant to this clause, shall not release Lessee from its responsibilities and from those arising out of any breach to its obligations hereunder.

Para efectos de esta cláusula se entenderá que la Propiedad Arrendada ha sido “abandonada” cuando no haya presencia física de empleados, contratistas, representantes (incluyendo personal de seguridad) o persona alguna que dependa o tenga cualquier tipo de relación contractual o laboral con el Arrendatario dentro de la Propiedad Arrendada por un periodo mayor a 3 (tres) meses. La Propiedad Arrendada se considerará como “abandonada” aunque el Arrendatario continúe pagando la Renta.

For the purposes of this clause, the Leased Property shall be considered as “abandoned” when there is no physical presence of employees, contractors, representatives (including security personnel) or any other person depending or having any type of contractual or labor relationship with the Lessee within the Leased Property for a term exceeding 3 (three) months. The Leased Property shall not be considered “abandoned” even if Lessee continues paying the Rent.

Cláusula 22. Obligaciones Ambientales.	Clause 22. Environmental Obligations.

22.1       Obligaciones Ambientales del Arrendatario. El Arrendatario, a su costa, se obliga a, y garantiza que, durante el Plazo la Propiedad Arrendada será mantenida y las operaciones del Arrendatario en la Propiedad Arrendada serán conducidas de acuerdo a la Legislación Ambiental aplicable al Arrendatario, que el Arrendatario, dentro de los límites permitidos por la Ley Aplicable, no procesará, combinará, de ninguna forma utilizará, almacenará, desechará, derramará, reciclará, introducirá ni permitirá que se introduzca a la Propiedad Arrendada ningún Material Peligroso o considerado como contaminante por la Legislación Ambiental.

22.1 Lessee´s Environmental Obligations. Lessee covenants and agrees that, at its own cost, that throughout the Term the Leased Property will be maintained and Lessee’s operation will be conducted in accordance with the Environmental Law applicable to the Lessee, that Lessee, within the limits permitted by the Applicable Law will not process, combine, in any manner use, keep, dispose, spill, recycle or introduce or allow to be introduced at the Leased Property, any Hazardous Materials or any material considered as contaminant by the Environmental Law.

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El almacenamiento temporal o permanente de Materiales Peligrosos utilizados en la operación ordinaria del Arrendatario o mantenimiento o limpieza de la Propiedad Arrendada, no implicarán un incumplimiento del Arrendatario conforme a esta cláusula 22.1, siempre y cuando, dichas sustancias sean manejadas con el cuidado debido y se encuentren en volúmenes acordes para su uso, en términos de la Legislación Ambiental.

The use or temporary or permanent storage of Hazardous Materials in the ordinary operations of the Lessee, or for maintenance and cleaning of the Leased Property, will not imply a breach by Lessee to this clause 22.1, as long as, such substances are being managed with the due care and in reasonable volumes for their intended use and in accordance with the Environmental Law.

En caso de así requerirlo la Ley Aplicable al negocio o industria del Arrendatario a ser instalado en la Propiedad Arrendada, éste realizará a su cargo todos y cada uno de los estudios de riesgo ambiental, impacto ambiental, reportes previos, reportes continuos, permisos para emisiones al ambiente de cualquier tipo, como generador de residuos y aquellos otros que de conformidad con la Legislación Ambiental se requieran, y deberá entregar al Arrendador copias de dichos documentos dentro de los 10 (diez) días naturales siguientes al requerimiento escrito del Arrendador.

In case it is required by the Applicable Law to the business or industry of the Lessee to be conducted in the Leased Property, the Lessee will perform at its expense each and all of the studies of environmental risk and environmental impact, previous or continuous reports, permits for emissions to the environment, as generator of residues, and those others required pursuant to the Environmental Law, and must deliver to Lessor copies of all of said studies within the ten (10) calendar days following the written request of the Lessor.

Asimismo, el Arrendatario se obliga a contratar por su cuenta y riesgo, los servicios de disposición de desechos peligrosos que su negocio o industria requiera, debiendo entregar al Arrendador, previa solicitud por escrito de este último, evidencia de que los desechos peligrosos según dicho término se definen en la Legislación Ambiental han sido dispuestos en términos de la Legislación Ambiental.

Likewise, the Lessee hereby agrees to hire and maintain, at its own cost and expense, collection services for hazardous waste that its business or industry requires, having to deliver to Lessor, upon written request by the latter, evidence that hazardous wastes, as they are defined in Environmental Law, have been disposed according to the Environmental Law.

El Arrendatario, a su costa, se obliga a entregar al Arrendador dentro de los 30 (treinta) días naturales siguientes a la fecha de terminación, ya sea anticipada o programada, del presente Contrato un estudio ambiental denominado Environmental Site Assessment pase 1, elaborado con base en la norma ASTM E 1527 – 13 en su última edición, emitido por un auditor ambiental independiente, que refleje que durante el Plazo el Arrendatario dio cumplimiento a sus obligaciones derivadas de la Legislación Ambiental, permitiendo en su caso el Arrendador al Arrendatario el acceso a la Propiedad Arrendada únicamente para este fin. En caso de que dicho estudio refleje la necesidad de llevar a cabo estudios adicionales y/o Acciones de Remediación debido a las actividades del Arrendatario durante el Plazo y en su caso la Prorroga, el Arrendatario se obliga a llevar a cabo todos dichos estudios adicionales y/o Acciones de Remediación sólo si son necesarias para que la Propiedad Arrendada cumpla con lo previsto en la Legislación Ambiental.

Lessee agrees, at its cost, to provide to Lessor, within the 30 (thirty) calendar days following the termination, whether scheduled or anticipated, of this Agreement, an environmental report known as Environmental Site Assessment phase 1, based on norm ASTM E 1527 – 13 in its last edition, issued by and independent environmental auditor, that will evidence that during the Term the Lessee complied with its obligations derived from the Environmental Law, allowing the Lessee the access to the Leased Property for such purposes. In case that such assessment reflects the need to carry out additional studies and/or Remedial Actions due to the activities of Lessee during the Term and the Renewal Period, Lessee binds itself to make those additional studies and /or Remedial Actions only as necessary for the Leased Property to comply with the Environmental Law.

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En la medida en que lo exija la Legislación Ambiental, será responsabilidad del Arrendatario el informar a las autoridades ambientales acerca de la terminación, ya sea anticipada o programada, de este Contrato y la suspensión de sus actividades en la Propiedad Arrendada, dando para ello los avisos de abandono de sitio que sean necesarios (en caso de que se requieran), copias de los cuales, junto con los acuerdos de archivo emitidos por las autoridades ambientales, deberán ser entregados al Arrendador.

To the extent required by Environmental Law, Lessee shall be responsible for notifying the environmental authorities of the termination, whether scheduled or anticipated of this Agreement and the termination of its activities at the Leased Property, by giving the site abandonment notices that may be necessary (if required), copies of which, along with the corresponding resolutions issued by the environmental authorities, shall be delivered to the Lessor.

Además de todo lo anteriormente mencionado, el Arrendatario se obliga a cumplir con las disposiciones referentes a licencias ambientales establecidas en la cláusula 7.2 del presente Contrato y con las disposiciones referentes a indemnización y demás temas ambientales establecidas en la cláusula 18.4 del presente Contrato.	In addition to all of the aforementioned, Lessee agrees to comply with the provisions regarding environmental permits established in clause 7.2 of this Agreement and indemnity and other environmental issues established in clause 18.4 of this Agreement.
Cláusula 23. Disposiciones Generales.	Clause 23. Miscellaneous.

23.1 Unidad de Contrato. Este Contrato y sus anexos incorporan todos los acuerdos de las partes respecto al objeto del presente Contrato. Las partes convienen que los anexos forman parte integral de este Contrato como si se hubieran incluido en el mismo y que este Contrato deberá interpretarse tomando en cuenta el contenido de dichos Anexos.

23.1 Entire Agreement. This Agreement and the exhibits attached hereto contain the entire agreement between the parties regarding the subject matter hereof. The parties hereby agree that the exhibits shall be considered as an integral part of this Agreement as if they were included in it and that this Agreement shall be interpreted taking into account the content of those Exhibits.

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23.2 Modificaciones. El presente Contrato únicamente podrá ser modificado mediante instrumento por escrito debidamente firmado por las partes.	23.2 Amendments. This Agreement may be amended only by a written instrument duly executed by all of the parties.

23.3       Efecto Vinculatorio; Beneficio. Todos los términos de este Contrato se firman en beneficio de, y será obligatorios, para las partes del mismo y sus respectivos causahabientes y cesionarios. Nada en este instrumento, expreso o implícito, tiene el propósito de conferir a cualquier Persona, excepto a las partes de este instrumento, al Garante y a sus respectivos causahabientes y cesionarios, derecho, obligación, recurso o responsabilidad alguna.

23.3 Successors and Assignees. All of the terms of this Agreement shall inure to the benefit of and shall be binding upon the parties and their respective permitted successors and assignees. Nothing in this instrument, express or implied, is intended to confer on any person except the parties to this instrument, the Guarantor and their respective successors and assigns, right, obligation, or liability.

23.4       Notificaciones. Las partes señalan como sus respectivos domicilios convencionales para toda clase de avisos y notificaciones, incluyendo sin limitar interpelaciones judiciales y emplazamientos a juicio relacionados o derivados de este Contrato, mismas que solamente surtirán efectos si se efectúan en persona, por correo certificado con acuse de recibido o de manera fehaciente por conducto de un fedatario público o de la autoridad judicial competente, los siguientes:

23.4       Notices. The parties hereby provide as their conventional domicile for any kind of communications and notices, including but not limited to judicial inquiries and emplacements to trial related or under this Agreement, which shall only be binding if delivered in person, by certified mail return receipt requested, or evidenced by a “Fedatario Público” or competent judicial authority, the following:

El Arrendador: Fabricaciones y Servicios de México SA de CV. Carretera 57 Km 178 Castaños, Coahuila, 25780 México	Lessor: Fabricaciones y Servicios de México SA de CV. Carretera 57 Km 178 Castaños, Coahuila, 25780 México
El Arrendatario: FCA-FASEMEX, S. DE R.L. DE C.V Tepic 1100, Colonia California, Coahuila, México, C.P. 25870 Attn:	Lessee: FCA-FASEMEX, S. DE R.L. DE C.V Tepic 1100, Colonia California, Coahuila, México, C.P. 25870 Attn:

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Con copia a: c/o FreightCar America, Inc. 125 South Wacker Drive Suite 1500, Chicago, IL 60606 USA Attn: Director Jurídico	With a copy to: c/o FreightCar America, Inc. 125 South Wacker Drive Suite 1500, Chicago, IL 60606 USA Attn: General Counsel

Mientras las partes no se notifiquen por escrito un cambio de domicilio, las notificaciones o cualquier otra comunicación regular que se hagan en los domicilios indicados, surtirán plenos efectos legales.

Unless the parties notify in writing to their counterparts any change of domicile, the service of process or any other regular communication perfected in the above-mentioned domiciles, shall have full force and effect.

23.5 Ley Aplicable. Este Contrato estará sujeto y se regirá por la legislación federal mexicana, incluyendo sin limitar el Código Civil Federal.	23.5 Governing Law. This Agreement shall be subject to and governed by the Mexican federal law, including the Federal Civil Code.

23.6 Tribunales Competentes. Para la interpretación, cumplimiento y exigibilidad de este Contrato, las partes del presente Contrato se someten de manera irrevocable a la exclusiva jurisdicción de los tribunales competentes de Monclova, Coahuila y renuncian a cualquier otra jurisdicción que por razón de su domicilio presente o futuro o por cualquier otra causa pudiera corresponderles.

23.6       Applicable Jurisdiction. For matter related to the interpretation and compliance of this Agreement, the parties hereby expressly submit to the jurisdiction of the Civil Courts of Monclova, Coahuila, waiving any other jurisdiction which might be applicable by reason of their present of future domiciles or otherwise.

En cualquier procedimiento legal relacionado con este Contrato, la parte vencedora tendrá derecho de recuperar de la parte vencida los gastos y costos razonables y documentados en que hubiera incurrido con motivo del ejercicio de cualesquiera derechos conforme a este Contrato. Ambas partes reconocen que esta constituye una obligación independiente, válida y exigible y que cualquier resolución que sea dictada en relación con cualquiera dicha controversia o procedimiento deberá incluir provisiones al respecto.

In any legal proceeding related to this Agreement, the prevailing party shall have the right to recover from the defeated party the reasonable and documented costs and expenses incurred because of the exercise of any rights pursuant to this Agreement. Both parties acknowledge that this is an independent, valid and binding obligation and that any resolution issued about any said controversy or proceeding, must include provisions on this regard.

23.7       Ilegalidad de Disposiciones. Si una o más de las disposiciones contenidas en este Contrato o cualquier documento celebrado en relación con el mismo resultan inválidas, ilegales o inaplicables en cualquier aspecto bajo cualquier Ley Aplicable, la validez, legalidad y aplicabilidad de las disposiciones restantes contenidas en el presente de ninguna manera serán afectadas.

23.7       Severability. If any one or more of the provisions contained in this Agreement or any document executed in connection herewith shall be invalid, illegal, or unenforceable in any respect under any Applicable Law, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected.

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23.8       Gastos. Los gastos incurridos por las partes en la negociación y elaboración del presente instrumento, así como en la elaboración y negociación de los demás actos jurídicos y materiales contemplados en este Contrato, incluyendo honorarios de asesores legales y cualesquiera otro, correrán exclusivamente por cuenta de la parte que hubiera incurrido dichos gastos y que hubiera contratado a dichos asesores, sin que exista responsabilidad alguna a cargo de las otras partes.

23.8       Expenses. The expenses incurred by the parties in the negotiation and drafting of this instrument as well as in the preparation and negotiation of legal and material acts referred to herein, including legal fees and any other, shall be borne solely by the part that incurred in such expenses and had hired these consultants, without any liability to the other parties.

23.9 Ejemplares. Este Contrato se firma en 2 (dos) ejemplares, cada uno de los cuales se considerará como un original.	23.9 Counterparts. This Agreement is executed in 2 (two) counterparts, each one shall be deemed to be an original.

23.10       Encabezados. Las partes convienen en que los encabezados contenidos en este Contrato se insertan exclusivamente para referencia y no se considerarán como parte del mismo ni se utilizarán para definir, interpretar o limitar el contenido del Contrato.

23.10 Headings. The parties hereby agree that the headings contained herein are provided for convenience only and they shall not be deemed to be part, define, interpret or limit the content of the Agreement.

23.11       Idioma. Este Contrato se celebra en inglés y en español; sin embargo, las partes acuerdan que en caso de duda acerca de la interpretación y sentido de este Contrato, la versión en español prevalecerá.

23.11 Language. This Agreement is executed both in English and Spanish; nevertheless, the parties agree that in the event of any dispute the Spanish version shall prevail and control.

23.12       Lugar de Cumplimiento de Obligaciones. Las partes señalan como lugar de cumplimiento de las obligaciones pactadas en este Contrato, los domicilios convencionales mencionados en la cláusula 23.4; en el entendido que el Arrendatario deberá cumplir sus obligaciones en el domicilio del Arrendador, y el Arrendador deberá cumplir sus obligaciones en el domicilio del Arrendatario, sin necesidad de requerimiento o interpelación judicial.

23.12 Place to Fulfill Obligations. The parties hereby designate as a place of fulfillment of the obligations agreed herein, the conventional addresses mentioned in clause 23.4; in the understanding that Lessee shall fulfill its obligations in the address of Lessor, and Lessor must fulfill its obligations in the address of Lessee, without request or judicial interpellation

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23.13       Reglas de Interpretación. (a) Los títulos o encabezados que aparecen frente a cada cláusula, inciso o párrafo de este Contrato aparecen sólo para la conveniencia de las partes y no afectarán de modo alguno la interpretación del mismo o el contenido de cada una de dichas cláusulas e incisos, (b) las palabras definidas en singular incluirán el plural y viceversa, los términos definidos en masculino incluyen el femenino y el neutro según el contexto lo requiera, (c) Cuando algún plazo establecido en este Contrato se especifique en días hábiles, se entenderá por estos, cualquier día que: (i) no sea un sábado o un domingo, o (ii) no sea un día en que los bancos que operan en México o en los Estados Unidos de América estén autorizados para cerrar, o (iii) no sea uno de los días marcados como inhábiles por las leyes aplicables en México o de los Estados Unidos America, (d) cualquier referencia a cláusulas, incisos, numerales o párrafos, se refieren a cláusulas, incisos, numerales o párrafos de este Contrato, a menos que expresamente se especifique lo contrario, (e) cualquier referencia a "a este Contrato", "en este Contrato" o "de este Contrato", o similares, significa una referencia al presente Contrato en su totalidad y no a una porción del mismo, a menos que expresamente así se establezca, (f) cualquier referencia a “satisfactorio para”; significa en fondo y forma satisfactorio para la parte a quien se refiera la expresión, a su exclusiva discreción, en cada caso, actuando de forma razonable, (g) Cuando no se establezca un plazo específico para el cumplimiento de alguna obligación contenida en el presente Contrato, se entenderá que el plazo es de 15 (quince) días hábiles, y (h) los plazos conforme a este Contrato comenzarán a correr al día hábil siguiente del acto, hecho, aviso, comunicación o notificación que haya dado comienzo al plazo de que se trate, y terminará a las 12:00 a.m., del día establecido como el último de dicho plazo de acuerdo a este Contrato.

23.13 Interpretation Rules. (a) The titles or headings of each cause, section or paragraph herein appear only for the convenience of the parties and will not affect in any manner the legal interpretation of this Agreement or the contents of such clauses and sections, (b) words defined in singular shall include the plural form, and vice versa, terms defined in masculine gender, include the feminine gender and neuter gender, as the context so requires, (c) when any term set forth in this Agreement is specified in business days, it shall be understood as any day that: (i) is not a Saturday or a Sunday, or (ii) is not a day in which the banking institutions that operate in Mexico or the United States of America are authorized to close, or (iii) not a day classified as non-business day by the applicable Mexican or U.S. Laws, (d) any reference to clauses, sections, numbers or paragraphs, refers to clauses, sections, numbers or paragraphs of this Agreement, unless otherwise specifically stated, (e) Any reference to "this Agreement", "in this Agreement", or "from this Agreement", or similar, means a reference to this Agreement as a whole and not to a portion of the same, unless otherwise expressly stated, (f) any reference to “satisfactory to” means in form and substance satisfactory to the party subject matter of the reference, at its exclusive discretion, but in any case, acting reasonably, (g) whenever there is not a mention of a specific term for fulfilling any obligation hereunder, it shall be understood that the term is of 15 (fifteen) business days, and (h) the terms pursuant to this Agreement shall commence on the business day following to the action, fact, notice or communication that started said term and will finish at 12:00 a.m. of the last day of the term pursuant to this Agreement
El presente Contrato se firma a los 16 días del mes de octubre de 2020.	The parties sign and execute this Agreement on October 16, 2020.

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EL ARRENDADOR/LESSOR /s/ Alejandro Gil Benavides FABRICACIÓN Y SERVICIOS DE MÉXICO, S.A. DE C.V. Representado por / Represented by: Alejandro Gil Benavides	EL ARRENDATARIO/LESEE /s/ James R. Meyer FCA-FASEMEX, S. DE R.L. DE C.V. Representado por / Represented by: James R. Meyer

With the appearance, acknowledgement and agreement of Messrs. Jesús Salvador Gil Benavides, Alejandro Gil Benavides and Salvador Gil Benavides.
Por/By: /s/ Jesús Salvador Gil Benavides Nombre/Name: Jesús Salvador Gil Benavides
Por/By: /s/ Alejandro Gil Benavides Nombre/Name: Alejandro Gil Benavides
Por/By: /s/ Salvador Gil Benavides Nombre/Name: Salvador Gil Benavides

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